EXHIBIT 2.1

                    OFFICE PURCHASE AND ASSUMPTION AGREEMENT

                                 BY AND BETWEEN

                              BLACKHAWK STATE BANK

                                      AND

             THE FIRST NATIONAL BANK AND TRUST COMPANY OF ROCHELLE
                     DATED AS OF THE 22ND DAY OF JUNE, 2004

                               TABLE OF CONTENTS
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ARTICLE I     PURCHASE AND ASSUMPTION ........................................1
      1.1     Purchase and Sale of Assets ....................................1
      1.2     Transfer of Assets .............................................1
      1.3     Acceptance and Assumption ......................................3
      1.4     Payment of Funds ...............................................4

ARTICLE II    CONDUCT OF THE PARTIES PRIOR TO CLOSING ........................6
      2.1     Covenants of SELLER ............................................6
      2.2     Covenants of BUYER ............................................10
      2.3     Covenants of All Parties ......................................11

ARTICLE III   REPRESENTATIONS AND WARRANTIES ................................11
      3.1     Representations and Warranties of SELLER ......................11
      3.2     Representations and Warranties of BUYER .......................15

ARTICLE IV    ACTIONS RESPECTING EMPLOYEES AND PENSIONS AND
              EMPLOYEE BENEFIT PLANS ........................................17
      4.1     Employment of Employees. ......................................17
      4.2     Terms and Conditions of Employment ............................17
      4.3     Compliance with Law ...........................................19
      4.4     Actions to be Taken by SELLER .................................19

ARTICLE V     CONDITIONS PRECEDENT TO CLOSING ...............................19
      5.1     Conditions to SELLER's Obligations ............................19
      5.2     Conditions to BUYER's Obligations .............................20
      5.3     Non-Satisfaction of Conditions Precedent ......................21
      5.4     Waivers of Conditions Precedent ...............................22

ARTICLE VI    CLOSING .......................................................22
      6.1     Closing and Closing Date ......................................22
      6.2     SELLER's Actions at Closing ...................................22
      6.3     BUYER's Actions at the Closing ................................23
      6.4     Methods of Payment ............................................24
      6.5     Effectiveness of Closing ......................................24

ARTICLE VII   CERTAIN TRANSITIONAL MATTERS ..................................25
      7.1     Transitional Action by BUYER ..................................25
      7.2     Transitional Actions by SELLER ................................26
      7.3     ATMs and Debit Cards. .........................................29
      7.4     Environmental Matters. ........................................29
      7.5     Effect of Transitional Action .................................30

ARTICLE VIII  GENERAL COVENANTS AND INDEMNIFICATION .........................30
      8.1     Confidentiality Obligations of BUYER ..........................30
      8.2     Confidentiality Obligations of SELLER .........................31
      8.3     Indemnification by SELLER .....................................31
      8.4     Indemnification by BUYER ......................................32
      8.5     Termination of Representations and Warranties .................33
      8.6     Solicitation of Customers by BUYER Prior to Closing ...........33
      8.7     Solicitation of Customers by SELLER After the Closing .........33
      8.8     Further Assurances ............................................34
      8.9     Operation of the Offices ......................................34
      8.10    Information After Closing .....................................34
      8.11    Individual Retirement Accounts ................................35
      8.12    Covenant Not to Compete; Covenant Not to Sell Loans............35
      8.13    Non-solicitation of Employees .................................35

ARTICLE IX    TERMINATION ...................................................36
      9.1     Termination by Mutual Agreement ...............................36
      9.2     Termination by SELLER .........................................36
      9.3     Termination by BUYER ..........................................37
      9.4     Effect of Termination .........................................37

ARTICLE X     MISCELLANEOUS PROVISIONS ......................................38
      10.1    Expenses ......................................................38
      10.2    Certificates ..................................................38
      10.3    Waivers .......................................................38
      10.4    Notices .......................................................38
      10.5    Parties in Interest; Assignment; Amendment ....................39
      10.6    Headings ......................................................39
      10.7    Terminology ...................................................40
      10.8    Severability ..................................................41
      10.9    Flexible Structure ............................................42
      10.10   Press Releases ................................................42
      10.11   Entire Agreement ..............................................42
      10.12   Governing Law .................................................42
      10.13   Counterparts ..................................................42
      10.14   Tax Matters....................................................42

SCHEDULES     ...............................................................44

                    OFFICE PURCHASE AND ASSUMPTION AGREEMENT
                    ----------------------------------------

          This OFFICE PURCHASE AND ASSUMPTION AGREEMENT (the "AGREEMENT") made and entered into this 22nd day of June, 2004, by and between The First National Bank and Trust Company of Rochelle, a national banking association with its principal office at 340 May Mart Drive, Rochelle, Illinois 60168-1681 ("BUYER"), and Blackhawk State Bank, a Wisconsin banking corporation with its principal office at 400 Broad Street, Beloit, Wisconsin 53511 ("SELLER").

          WHEREAS, BUYER desires to purchase and assume from SELLER, and SELLER desires to sell and assign to BUYER, certain assets and liabilities associated with offices of SELLER as hereinafter described;

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BUYER and SELLER hereby agree as follows:

                                   ARTICLE I
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                            PURCHASE AND ASSUMPTION
                            -----------------------

          1.1  PURCHASE AND SALE OF ASSETS.  At the Closing, as defined in
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SECTION 6.1 hereof (the "CLOSING"), BUYER shall purchase and acquire, and
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SELLER shall sell and assign, the real estate and other assets described in
SECTION 1.2 hereof (collectively, the "ASSETS") all of
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which are used in and/or relate to business conducted by SELLER at and attributable to its branch offices known as and located at the sites described in SCHEDULE A attached hereto and incorporated herein by reference, pursuant
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to the terms and conditions set forth herein and subject to exceptions, if any, set forth herein. The foregoing offices are hereinafter sometimes collectively referred to as the "OFFICES" and each, individually, sometimes as an "OFFICE." The transactions contemplated by this Agreement and the purchase of assets and assumption of liabilities provided for herein are sometimes referred to herein as the "ACQUISITION." Except as otherwise expressly provided herein, the sale of the Assets is without warranty or guarantee, express or implied, on an "as-is, where-is" basis, and without recourse.

          1.2  TRANSFER OF ASSETS.  Subject to the terms and conditions of this
               -------------------
Agreement, SELLER shall assign, transfer, convey and deliver (or cause to be assigned, transferred, conveyed and delivered) to BUYER, on and as of the Closing Date, the Assets, which shall include the following:

               (a)  OWNED REAL ESTATE.  All of SELLER's right, title and
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interest in and to the real estate described in attached SCHEDULE A on which
                                                         ----------
each Office is situated, together with all of SELLER's rights in and to all improvements thereon; and all easements, rights, privileges and appurtenances associated therewith (the "OWNED REAL ESTATE"). SCHEDULE A specifically
                                                 ----------
identifies the Owned Real Estate by street address, legal description and/or tax parcel number and does not include any adjacent properties unless clearly set forth in SCHEDULE A at the time of execution of this Agreement;
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               (b)  FURNITURE, FIXTURES AND EQUIPMENT.  All of SELLER's right,
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title and interest in and to the furniture, fixtures and equipment, including any automatic teller machines ("ATMS"), located at the Offices as of the Closing Date (the "FIXED ASSETS"), a preliminary listing of which is contained in SCHEDULE B attached hereto and incorporated herein by reference, specifically
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excluding, among other items, computers and computer-related equipment, teller calculators and other teller and platform equipment and systems, CRTs, controllers and printers, network communications equipment and related devices, any artwork, ATM surrounds, signs and stands, printed supplies and documents and other materials bearing any SELLER or affiliate name and/or logo and marketing fixtures. A final listing of specific items included in the Fixed Assets will be provided to BUYER prior to the Closing;

               (c)  SAFE DEPOSIT BUSINESS.  All right, title and interest of
                    ----------------------
SELLER in and to the safe deposit business (subject to the allocation of safe deposit rental payments as provided in SECTION 1.3(C)(II) hereof) conducted at
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the Offices as of the close of business on the Closing Date;

               (d)  CASH ON HAND.  All cash on hand at the Offices as of the
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close of business on the Closing Date, including, but not limited to, vault cash, petty cash, ATM cash, and tellers' cash;

               (e)  PREPAID EXPENSES.  All prepaid expenses recorded or
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otherwise reflected on the books of SELLER as at March 31, 2004, a preliminary listing of which is contained in SCHEDULE C attached hereto and incorporated
                                 ----------
herein by reference, or incurred in the ordinary course of business thereafter, as being attributable to the Offices as of the close of business on the day immediately preceding the Closing Date, but only to the extent attributable to the Assets sold, assigned or transferred to BUYER by SELLER pursuant to this Agreement and only to the extent arising by reason of BUYER's use or ownership of such Assets after the close of business on the Closing Date;

               (f)  RECORDS OF THE OFFICES.  All records and documents related
                    -----------------------
to the Assets transferred or liabilities assumed by BUYER as may exist and are available and maintained at the Offices (in whatever form or medium then maintained by SELLER), including, but not limited to, those relating to the Deposit Accounts.

               (g)  CONTRACTS OR AGREEMENTS.  All of SELLER's right, title and
                    ------------------------
interest in and to the maintenance and service agreements related to the Offices, as listed on SCHEDULE D annexed hereto and made a part hereof (the
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"ASSUMED CONTRACTS"), provided the same are assignable without cost to SELLER.

               (h)  OVERDRAFT LOANS; OVERDRAFTS.  (i) All right, title and
                    ----------------------------
interest in and to all those loans which, as of the close of business on the Closing Date, are automatically created as the result of an overdraft of a Deposit Account (the "OVERDRAFT LOANS"); provided, however, that any such loan
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that is more than sixty (60) days past due for the payment of principal or interest as of the Closing Date shall not be treated as an Overdraft Loan and shall not be acquired by BUYER; and provided, further, that loans created pursuant to overdraft protection and rewritten into a loan or other "fresh start" program shall not be treated as Overdraft Loans and shall not be acquired by BUYER. (ii) All right, title and interest in and to all those overdrafts existing on the Deposit Accounts that have been outstanding for less than thirty
(30) days as of the close of business on the Closing Date (the "OVERDRAFTS"). The Overdraft Loans and the Overdrafts assigned to BUYER hereunder will be identified as of the Closing Date and listed on SCHEDULE R attached hereto
                                                ----------
and incorporated herein by reference. Except as otherwise expressly provided herein, the transfer of the Overdraft Loans and Overdrafts will be made without recourse, without any representation, warranty or guarantee of any kind, express or implied, and without any reserve for loan losses.

          1.3  ACCEPTANCE AND ASSUMPTION.  Subject to the terms and conditions
               --------------------------
of this Agreement, on and as of the Closing Date, BUYER shall:

               (a)  ASSETS.  Receive and accept all of the Assets assigned,
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transferred, conveyed and delivered to BUYER by SELLER pursuant to this
Agreement, including those identified in SECTION 1.2 above.
                                         ------------
               (b)  DEPOSIT LIABILITIES.  Assume and thereafter discharge, pay
                    --------------------
in full and perform all of SELLER's obligations and duties relating to the "Deposit Liabilities" (as hereinafter defined). The term "DEPOSIT LIABILITIES" is defined herein as all of SELLER's obligations, duties and liabilities of every type and character relating to all deposit accounts (including accrued but unpaid or uncredited interest thereon and uncollected funds related thereto) which, as reflected on the books of SELLER as of the close of business on the Closing Date, are attributable to the Offices. The deposit accounts referred to in the immediately preceding sentence (the "DEPOSIT ACCOUNTS") include, without limitation, club, statement savings, passbook savings, checking, Money Market and NOW accounts, Individual Retirement Accounts for which SELLER has not received, on or before the Closing Date, the written advice from the account holder of such account holder's objection or failure to accept BUYER as successor custodian ("IRA'S") and certificates of deposit. Deposit Accounts shall not include (i) deposit accounts maintained by affiliates of SELLER, (ii) deposit accounts that, by law or contract, cannot either be transferred by SELLER or assumed by BUYER, and (iii) the deposits listed on SCHEDULE Q to this
                                                             ----------
Agreement. The obligations, duties and liabilities to be assumed by BUYER relating to the Deposit Accounts include, without limitation, the obligation to pay and otherwise process all Deposit Accounts in accordance with applicable law and their respective contractual terms and the duty to supply all applicable reporting forms for periods following the Closing Date, including, without limitation, IRS Forms 1098 and 1099 and other informational tax reports and reports relating to the Deposit Accounts to be filed and provided after the Closing Date relating to interest paid after the Closing Date. With regard to each IRA included within the Deposit Accounts, BUYER shall also assume the appropriate plan pertaining thereto and the trustee or custodial arrangement in connection therewith.

               (c)  LIABILITIES UNDER LEASES/SAFE DEPOSIT BUSINESS.  Assume and
                    -----------------------------------------------
thereafter fully and timely perform and discharge, in accordance with their respective terms, all of the liabilities and obligations of SELLER arising after the Closing Date with respect to:

                    (i)    all leases listed on SCHEDULE E to this Agreement
                                              ----------
(including safe deposit leases, if any) and sold, assigned or transferred to BUYER by SELLER pursuant to this Agreement;

                    (ii) the safe deposit business of the Offices, including, but not limited to, the maintenance of all necessary facilities for the use of safe deposit boxes by the renters thereof during the periods for which such persons have paid rent therefor in advance to SELLER, subject to the agreed allocation of such rents, which allocation shall be satisfied in full by SELLER paying to BUYER, in the manner specified in SECTION 6.4
                                                                -----------
     hereof, the amount of rental payment received by SELLER for each such safe deposit box attributable to and prorated to reflect the period from and after the Closing Date, subject to the provisions of the applicable leases or other agreements relating to such boxes; and

                    (iii) all safekeeping items and agreements listed on SCHEDULE E to this Agreement and delivered to BUYER by SELLER pursuant to
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     this Agreement, including, but not limited to, all applicable safekeeping agreements, memoranda or receipts so delivered to BUYER by SELLER hereunder.

               (d)  OTHER LIABILITIES.  Fully and timely perform and discharge,
                    -----------------
as the same may be or become due, the Assumed Contracts, obligations pertaining to the Overdraft Loans and all additional liabilities, obligations and deferred expenses of SELLER as of the date of this Agreement, which are reflected on the books of SELLER as being attributable to an Office as of the close of business on the Closing Date but only to the extent attributable to the Assets sold, assigned or transferred to BUYER by SELLER pursuant to this Agreement and only to the extent arising by reason of BUYER's use or ownership of such Assets after the close of business on the Closing Date. The liabilities, obligations and deferred expenses referred to in the preceding sentence are listed on SCHEDULE P
                                                                      ----------
to this Agreement. No additional material liabilities and obligations of SELLER incurred subsequent to the date of this Agreement shall be assumed by BUYER unless the prior written consent of BUYER has been obtained prior to the incursion of the material liability or obligation by SELLER.

               (e)  OTHER OBLIGATIONS.  Fully and timely perform its obligations
                    ------------------
relative to employees of the Offices, if any, as set forth hereinafter.

          1.4  PAYMENT OF FUNDS.  Subject to the terms and conditions hereof, at
               -----------------
the Closing:

               (a)  CONSIDERATION.  In consideration of BUYER's assumption of
                    --------------
the Deposit Liabilities and its other agreements herein, SELLER shall make available and transfer to BUYER, in the manner specified in SECTION 6.4 hereof,
                                                            -----------
funds equal to the aggregate balance of all Deposit Accounts (including interest posted or accrued to such accounts as of the close of business on the day immediately preceding the Closing Date) plus the liabilities, obligations and deferred expenses identified in SECTION 1.3(D) hereof and listed on SCHEDULE P
                                --------------                      ----------
hereto prorated as of the close of business on the day preceding the Closing Date less an amount equal to the sum of:

                    (i) the amount of cash on hand at the Offices transferred to BUYER as of the close of business on the Closing Date;

                    (ii) $552,934 for the Offices and the Fixed Assets (less any adjustments made pursuant to SECTION 7.4 hereof);
                                      -----------

                    (iii) Six and seventy-seven hundredths percent (6.77%) of the aggregate "Core Deposits" (as hereinafter defined) of the Offices as of the close of business on the Closing Date. The term "CORE DEPOSITS" shall mean the aggregate balance of all Deposit Liabilities of the Offices (which aggregate balance shall include interest posted to such accounts as of the close of business on the Closing Date) but shall not include any Deposit Liabilities consisting of public funds certificates of deposit that exceed $2,000,000 in the aggregate (which limitation shall not apply to any other forms of public funds Deposit Liabilities). The amount calculated as set forth herein as of the close of business on the Closing Date is hereinafter called the "ACQUISITION CONSIDERATION;"

                    (iv)  the amount of prepaid expenses described in
     SECTION 1.2(E) of this Agreement, prorated as of the close of business on
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     the day immediately preceding the Closing Date; and

                    (v) the book value of the Overdraft Loans and the Overdrafts together with accrued and unpaid interest thereon computed as of close of business on the Closing Date.

In the event that the sum of items (i) through (v) above should be in excess of the aggregate amount to be transferred by SELLER pursuant to the first paragraph of this SECTION 1.4(A), the full amount of such excess shall constitute an
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amount due from BUYER to SELLER and shall be paid to SELLER at the Closing in the manner specified in SECTION 6.4 hereof.  The parties shall execute a
                        -----------
Preliminary Settlement Statement at the Closing and a Final Settlement Statement post-closing in accordance with SECTION 6.4 herein, in substantially the same
                                -----------
form as set forth in SCHEDULES M AND N attached hereto and incorporated herein.
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               (b)  REIMBURSEMENT AND PRORATION OF CERTAIN EXPENSES.  All other
                    ------------------------------------------------
expenses (i) due and payable at times after the Closing Date for periods prior to the close of business on the Closing Date or (ii) paid prior to the close of business on the Closing Date for periods following the Closing Date, including the prepaid expenses described in SECTION 1.2(E) hereof and deferred expenses
                                  --------------
described in SECTION 1.3(D) hereof, including, without limitation, real estate
             --------------
taxes and assessments which are a lien but not yet due and payable, utility payments, payments due on leases assigned, payments due on assigned service and maintenance contracts and similar expenses relating to the Offices to be acquired by BUYER shall be prorated between SELLER and BUYER as of the close of business on the day immediately preceding the Closing Date; provided, however, that SELLER shall bear the cost of any real property taxes due for the calendar year ended December 31, 2003, regardless of whether such taxes are payable before or after the Closing Date and the real property taxes for the calendar year ending December 31, 2004 shall be prorated between BUYER and SELLER on the basis of the amount of such taxes actually assessed for such period, if known, or if not known, on the basis of the amount of such taxes due for the calendar year ended December 31, 2003 multiplied by 105%, and all utility payments and lease payments shall be prorated on the basis of the best information available at Closing. With respect to premiums paid to the FDIC deposit insurance for the Deposit Liabilities, it shall be assumed that all the Deposit Liabilities are insured under the Bank Insurance Fund. The proration of FDIC insurance premiums will be based on the amount of the Deposit Liabilities as of the close of business on the Closing Date and the number of days during any period for which SELLER has prepaid premiums to the FDIC but during which BUYER has held or will hold the Deposit Liabilities. For prorations, if any, which cannot be reasonably calculated as of the Closing, a post-closing adjustment shall be made in the manner specified in SECTION 6.4 hereof.
                           -----------

               (c)  EXPENSES RELATING TO OWNED REAL ESTATE AND OTHER ASSETS.
                    --------------------------------------------------------
SELLER shall pay the cost of all transfer and conveyance taxes imposed by any governmental authority upon the transfer to BUYER of the Owned Real Estate and the costs, fees and expenses with respect to the issuance of the basic title commitments and basic premiums for title policies relating to the Owned Real Estate and the cost of any endorsements for title insurance policies on the Owned Real Estate which are needed to confirm fee title to the Owned Real Estate in the name of the BUYER free of any lien or encumbrance. All recording fees incurred in connection with the transfer of the Owned Real Estate to BUYER, and all sales and transfer taxes, if any, arising from the transfer to BUYER of the Purchased Assets other than the Owned Real Estate shall be paid by BUYER, and all other endorsement costs and any extended or special coverages with respect to the title commitments shall be paid by BUYER.

                                   ARTICLE II
                                   ----------
                    CONDUCT OF THE PARTIES PRIOR TO CLOSING
                    ---------------------------------------

          2.1  COVENANTS OF SELLER.  SELLER hereby covenants to BUYER that, from
               --------------------
the date hereof until the Closing, it will do or cause the following to occur:

               (a)  OPERATION OF THE OFFICES.  SELLER shall continue to operate
                    -------------------------
the Offices in a manner substantially equivalent to that manner and system of operation employed immediately prior to the date of this Agreement, use all reasonable efforts to preserve intact the current business organization of the Offices and use all reasonable efforts to preserve its business relationships with depositors, customers and others having business relationships with it and whose Deposit Accounts will be retained at the Offices; provided, however, that it is contemplated by the parties that, prior to the Closing, SELLER will be terminating certain programs which are currently in effect which allow depositors to access Deposit Accounts through electronic means. SELLER will also cooperate with and assist BUYER in assuring the orderly transition of the business of the Offices to BUYER from SELLER and SELLER will maintain the Assets, as applicable, in their current condition, ordinary wear and tear excepted.

          Notwithstanding the foregoing and except as may be required to obtain the required authorizations referred to in SECTION 2.3 of this Agreement,
                                           -----------
between the date of this Agreement and the Closing Date, and except as may be otherwise required by a regulatory authority, SELLER shall not, without the prior consent of BUYER, which consent shall not be unreasonably withheld:

                    (i) cause any Office to engage or participate in any material transaction or incur or sustain any obligation which, in the aggregate, is material to its business, condition or operations except in the ordinary course of business;

                    (ii) cause any Office to transfer to SELLER's other operations any material amount of Assets, except for (a) supplies, if any, which have unique function in the business of SELLER and its affiliates and ordinarily would not be useful to BUYER, (b) cash and other normal intrabank transfers which may be transferred in the ordinary course of business in accordance with normal banking practices and (c) signs, or those parts thereof, bearing the SELLER or affiliate name and/or logo or that of a SELLER contractor;

                    (iii) cause the Offices to transfer to SELLER's other operations any Deposit Accounts other than those securing loans made by SELLER and Deposit Accounts owned in whole or in part by employees of SELLER or its affiliates who are not Transferred Employees as defined in
     SECTION 4.1 of this Agreement, except in the ordinary course of business at
     -----------
     the unsolicited request of depositors, or cause any of SELLER's other operations to transfer to the Offices any deposits, except in the ordinary course of business at the unsolicited request of depositors; provided, however, that SELLER shall be permitted to make such transfers of any deposits to or from the Offices as are in the normal course of business and do not violate the foregoing restrictions;

                    (iv) invest in excess of $25,000 in the aggregate for each Office in any Fixed Assets, except for commitments made on or before the date of this Agreement which are disclosed to BUYER on SCHEDULE B of this
                                                            ----------
     Agreement and for replacements of furniture, furnishings and equipment and normal maintenance and refurbishing purchased or made in the ordinary course of Office business;

                    (v) enter into or amend any continuing contract (other than Deposit Liabilities, Overdraft Loans or safe deposit agreements relating to the Offices) which cannot be terminated without cause and without payment of any amounts as a penalty, bonus, premium or other compensation for termination, or which is not made in the ordinary course of Office business;

                    (vi) (x) increase the aggregate full-time equivalent size of the work force at the Offices (other than to replace a departing employee and/or to bring the number of employees at the Offices to normal staffing levels); (y) transfer, reassign or terminate any Transferred Employee of the Offices, unless such termination is for cause as determined in the sole discretion of SELLER or otherwise pursuant to existing SELLER policies or procedures; and (z) increase the compensation or benefits of any Transferred Employee other than regularly scheduled increases, promote any of the Transferred Employees or pay any bonus to any Transferred Employee, other than pursuant to, and consistent with, customary SELLER procedures and policies; or

                    (vii) change its deposit rates for customers of the Offices or terms of loan underwriting for check overdraft protection other than routine changes consistently followed by it at its main banking office. SELLER agrees to notify BUYER of any increases in its deposit rates affecting the Offices implemented during the time period starting with the date of this Agreement and ending on the Closing Date.

               (b)  TITLE COMMITMENTS FOR OWNED REAL ESTATE.  SELLER shall
                    ----------------------------------------
deliver to BUYER, at SELLER's expense, with respect to the Owned Real Estate, no later than thirty (30) days after the date of this Agreement, a commitment or commitments (the "TITLE COMMITMENTS") having an effective date as near as feasible to the date of delivery of such Title Commitments, from a title insurance company designated by SELLER and reasonably satisfactory to BUYER, to issue to BUYER as soon as practicable after the Closing Date an American Land Title Association (ALTA) owners (on the most recent form) policy having an effective date as of the Closing Date, covering the Owned Real Estate, in an amount equal to the most recently available certified tax assessed value for the Owned Real Estate, subject to the Permitted Exceptions. If title to all or part of the Owned Real Estate is subject to any defect, lien, encumbrance, easement, condition, restriction or encroachment other than the Permitted Exceptions as defined in SECTION 10.7(D) herein, then BUYER shall provide written notice
           ---------------
thereof to SELLER within ten (10) days after receipt of such Title Commitments. SELLER shall have thirty (30) days after written notice thereof from BUYER, to elect to remedy or remove any such defect, lien, encumbrance, easement, condition, restriction or encroachment, but, if SELLER elects not to cure the same and if such defect or encumbrance or other matter is not cured, then, BUYER shall have the right, as its sole remedy, within ten (10) days of receipt of notice of SELLER's election, with respect to the relevant Office (i) to declare this Agreement terminated by written notice to SELLER, (ii) to negotiate, at SELLER's cost, with the title company for certain endorsements to the standard insurance coverage to address any such defects or encumbrances which endorsements are needed to confirm fee title in the name of BUYER free of any lien or encumbrance, or (iii) to waive any objection to such defect or encumbrance or other matter in which event such defect, encumbrance or other matter shall be deemed to be a Permitted Exception. Unless BUYER elects to terminate this Agreement, it is understood that any matters not cleared from the Title Commitments in accordance with the foregoing shall be Permitted Exceptions. The Owned Real Estate is being sold by SELLER to BUYER hereunder free and clear of all liens, claims, encumbrances and rights of tenants in possession except for the Permitted Exceptions, and the conveyance by special warranty deed to be delivered by SELLER pursuant hereto shall be subject only to the Permitted Exceptions. SELLER also shall execute and deliver to BUYER at the time of Closing such affidavits and other instruments, if any, as the title insurance company issuing the Title Commitments may reasonably require to delete the standard exceptions appearing as "Schedule B" items in a standard ALTA owners title insurance policy, other than those which may only be deleted by a survey. SELLER also shall execute and deliver a so-called FIRPTA affidavit at Closing.

               (c)  SURVEYS.  Within thirty (30) days after the date of this
                    --------
Agreement, SELLER shall provide BUYER surveys of the Owned Real Estate certified by a registered land surveyor as of a date subsequent to the date hereof, as having been made in compliance with ALTA minimum detail requirements showing with respect to the Owned Real Estate (i) the legal description thereof; and
(ii) all buildings, structures and improvements, and all set back lines, restrictions of record and other restrictions which may have been established by any applicable zoning or building code or ordinances, and all easements and rights of way. If the surveys show any (x) encroachments upon such property or adjoining property by buildings, structures, improvements or easements which materially or adversely affect the use of the Owned Real Estate or improvements thereon; (xi) access to such property from a public street; or (xii) easements which materially or adversely affect the use of the Owned Real Estate or improvements thereon, other than Permitted Exceptions, BUYER shall provide written notice thereof to SELLER within ten (10) days of the receipt of each survey. SELLER shall have thirty (30) days to elect to remedy or remove such encroachment or easement or to secure such access, but if SELLER elects not to cure the same, the BUYER shall have the right, as its sole remedy, within ten
(10) days of receipt of notice of SELLER's election, with respect to the relevant Office, (xx) to declare this Agreement terminated by written notice to SELLER, (xxi) to negotiate at BUYER's cost with the title company appropriate endorsements over such encroachment or easement, or (xxiii) to waive any objection to such encroachment or easement in which event such encroachment or easement shall become a Permitted Exception. BUYER and SELLER shall each pay one-half of the costs of the surveys.

               (d)  CREATION OF LIENS AND ENCUMBRANCES.  With respect to the
                    -----------------------------------
Owned Real Estate, SELLER shall not create or allow any liens, imperfections in title, charges, easements, restrictions or encumbrances other than the Permitted Exceptions.

               (e)  CONDEMNATION.  If prior to the Closing all or any portion of
                    -------------
the Owned Real Estate is taken or is made subject to eminent domain or other governmental acquisition proceedings, then SELLER shall promptly notify BUYER thereof, and BUYER may, within ten (10) days of receipt of notice thereof, either complete the Closing and receive the proceeds paid or payable on account of such acquisition proceedings, or, if such taking involves a material portion of such Owned Real Estate, terminate this Agreement as to such Office and related assets and liabilities. If BUYER terminates this Agreement, both parties shall thereupon be relieved from all further obligations hereunder as to such Office and related assets and liabilities.

               (f)  INSURANCE PROCEEDS, CASUALTY AND CONDEMNATION PAYMENTS.
                    -------------------------------------------------------
SELLER shall maintain existing insurance on all the Assets consisting of Owned Real Estate and Fixed Assets. In the event of any damage, destruction or condemnation affecting such Assets between the date hereof and the time of the Closing, SELLER shall deliver to BUYER any net insurance proceeds, to the extent of the applicable amount set forth in SECTION 1.4(A)(II) hereof with respect
                                      ------------------
to Owned Real Estate and the Fixed Assets, as the case may be, received (or with respect to insurance proceeds, which would be received assuming SELLER's insurance policy had no deductible) by SELLER as a result thereof unless, in the case of damage or destruction, SELLER has repaired or replaced the damaged or destroyed property. Notwithstanding the foregoing, in the event of any such damage, destruction or condemnation, BUYER shall be obligated to consummate the Acquisition unless such damage, destruction or condemnation involves a material portion of such Assets, in which case, BUYER may terminate this Agreement as to the affected Office and related assets and liabilities. If BUYER terminates this Agreement, both parties shall thereupon be relieved from all further obligations hereunder as to such Office and related assets and liabilities.

               (g)  IRA ACCOUNTS.  Not later than thirty (30) days prior to the
                    -------------
expected Closing Date, SELLER shall, at SELLER's expense and by letter reasonably acceptable to BUYER, mail notice of SELLER's resignation as custodian and the appointment of BUYER as the successor custodian, effective upon Closing, of each Individual Retirement Account maintained at the Offices. The notice shall include such other information that is mutually agreed upon by SELLER and BUYER.

               (h)  INFORMATION AND ACCESS.  Between the date hereof and the
                    -----------------------
Closing, SELLER shall afford BUYER and its representatives (including accountants and legal counsel) reasonable access to the Offices, properties, equipment, records, files, contracts, agreements, books of account and other documents which pertain to the Offices, or the transactions contemplated herein, during the normal business hours of the Offices, provided BUYER notifies SELLER at least twenty-four (24) hours prior to the time access is requested by BUYER. SELLER shall make and furnish to BUYER copies of such items as requested by BUYER, and SELLER shall cause its personnel to provide reasonable assistance in BUYER's investigation of matters relating to the Offices and furnish BUYER with all information with respect to financial and operating data and all other information concerning the business, operations and properties of the Offices or the transactions contemplated herein as BUYER may reasonably request.

               (i)  CONSENTS.  SELLER shall use its commercially reasonable
                    ---------
efforts to obtain on or before the Closing Date any required material consents to assign the Assumed Contracts to BUYER at the same terms, including charges or fees, as are currently stated in or associated with the Assumed Contracts.

               (j)  SATISFACTION OF CONDITIONS.  SELLER shall not voluntarily
                    ---------------------------
undertake any course of action inconsistent with the satisfaction of the requirements or the conditions applicable to it, or its agreements, undertakings, obligations or covenants set forth in this Agreement, and it shall promptly do all such reasonable acts and take all such reasonable measures as may be appropriate to enable it to perform as early as possible the agreements, undertakings, obligations and covenants herein provided to be performed by it, and to enable the conditions precedent to BUYER's obligations to consummate the Closing of the Acquisition to be fully satisfied. Additionally, SELLER shall not knowingly, directly or through any existing or future subsidiary or affiliate, take any action that would be in conflict with, or result in the denial, delay, termination or withdrawal of, any of the regulatory approvals referred to in this Agreement.

          2.2  COVENANTS OF BUYER.  BUYER hereby covenants to SELLER that, from
               ------------------
the date hereof until the Closing, it will do or cause the following to occur:

               (a)  REGULATORY APPLICATIONS.  BUYER shall prepare and submit for
                    ------------------------
filing, at no expense to SELLER, any and all applications, filings and registrations with, and notifications to, all federal and state authorities required on the part of BUYER or any shareholder or affiliate of BUYER for the Acquisition to be consummated at the Closing as contemplated in SECTION 6.1
                                                                -----------
herein and for BUYER to operate the Offices following the Closing; provided, however, that BUYER, in its sole discretion, shall be permitted to file applications to close and/or relocate either Office and SELLER shall cooperate with BUYER if BUYER elects to close or relocate either Office. BUYER shall provide SELLER with a draft copy of each application (excluding confidential information), filing, registration and notification for SELLER's approval prior to filing, which approval by SELLER will not be unreasonably withheld or delayed. Such applications will be submitted to SELLER in draft form within fifteen (15) days from the date of this Agreement and filed by BUYER without delay following SELLER's approval of such applications; provided, however, that in no event will such applications be filed later than thirty (30) days from the date of this Agreement; provided further, that BUYER shall be permitted to file any closing and/or relocation applications when it deems necessary but the Closing shall not be unreasonably delayed if BUYER has not received the approval of such applications. Thereafter, BUYER shall pursue all such applications, filings, registrations and notifications diligently and in good faith and shall file such supplements, amendments and additional information in connection therewith as may be reasonably necessary for the Acquisition to be consummated at the Closing and for BUYER to operate the Offices following the Closing.
BUYER shall deliver to SELLER evidence of the filing of each and all of such applications, filings, registrations and notifications (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). BUYER shall also deliver to SELLER a copy of each material notice, order, opinion and other item of correspondence received by BUYER from such federal and state authorities (except for any confidential portions thereof) and shall advise SELLER, at SELLER's request, of developments and progress with respect to such matters.

               (b)  REQUIRED AUTHORIZATIONS.  BUYER shall obtain and procure all
                    ------------------------
necessary internal corporate and other approvals and authorizations, if any, required by BUYER to enable it to fully perform all obligations imposed on it hereunder which must be performed by it at or prior to the Closing.

               (c)  SATISFACTION OF CONDITIONS.  BUYER shall not voluntarily
                    ---------------------------
undertake any course of action inconsistent with the satisfaction of the requirements or the conditions applicable to it, or its agreements, undertakings, obligations or covenants set forth in this Agreement, and it shall promptly do all such reasonable acts and take all such reasonable measures as may be appropriate to enable it to perform as early as possible the agreements, undertakings, obligations and covenants herein provided to be performed by it, and to enable the conditions precedent to SELLER's obligations to consummate the Closing of the Acquisition to be fully satisfied. Additionally, BUYER shall not knowingly, directly or through any existing or future subsidiary or affiliate, take any action that would be in conflict with, or result in the denial, delay, termination or withdrawal of, any of the regulatory approvals referred to in this Agreement.

          2.3  COVENANTS OF ALL PARTIES.  SELLER hereby covenants to BUYER, and
               -------------------------
BUYER hereby covenants to SELLER, that from the date hereof until the Closing, such party shall cooperate fully with the other party in attempting to obtain all consents, approvals, permits or authorizations which are required to be obtained pursuant to any federal or state law, or any federal or state regulation thereunder, for or in connection with the Acquisition.

                                  ARTICLE III
                                  -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          3.1  REPRESENTATIONS AND WARRANTIES OF SELLER.  SELLER represents and
               -----------------------------------------
warrants to BUYER as follows:

               (a)  GOOD STANDING AND POWER OF SELLER.  SELLER is a Wisconsin
                    ----------------------------------
banking corporation duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin with corporate power to own its properties and to carry on its business as presently conducted. SELLER is an insured bank as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

               (b)  AUTHORIZATION OF AGREEMENT.  The execution and delivery of
                    ---------------------------
this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SELLER, and this Agreement is a valid and binding obligation of SELLER enforceable against SELLER in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

               (c)  EFFECTIVE AGREEMENT.  Subject to the receipt of any and all
                    --------------------
necessary regulatory approvals and required consents, the execution, delivery and performance of this Agreement by SELLER and the consummation of the transactions contemplated hereby, will not conflict with, result in the breach of, constitute a violation or default or result in the acceleration of payment or other obligations, or create a lien, charge or encumbrance under, any of the provisions of the Articles of Incorporation or By-Laws of SELLER, under any judgment, decree or order, under any law, rule or regulation of any government or agency thereof, or under any material contract, material agreement or material instrument to which SELLER is subject, where such conflict, breach, violation, default, acceleration or lien would have a material adverse effect on the Assets or SELLER's ability to perform its obligations hereunder.

               (d)  TITLE TO REAL ESTATE AND OTHER ASSETS.  SELLER is the sole
                    --------------------------------------
owner of each of the Assets (other than the Owned Real Estate) free and clear of any mortgage, lien, encumbrance or restrictions of any kind or nature. Notwithstanding the prior sentence, with respect to the Owned Real Estate, SELLER or an affiliate is the sole owner of a fee simple interest in, and has good and marketable title to, such Owned Real Estate, free and clear of all liens, claims, encumbrances and rights of tenants in possession except for the Permitted Exceptions and shall convey, or cause to be conveyed, such real estate to BUYER by delivery at the Closing of a special warranty deed conveying such title subject only to the Permitted Exceptions.

               (e)  ZONING VIOLATIONS.  SELLER has not received written notice
                    ------------------
from any applicable governmental authority that any of the buildings, structures or improvements that comprise the Owned Real Estate are the subject of a formal written complaint or notice of violation of applicable zoning, building, health or safety codes, and to SELLER's knowledge, there are no zoning ordinances, material building code, use or occupancy restrictions or condemnation actions or proceedings pending or threatened with respect to such buildings, structures or improvements.

               (f)  CONDEMNATION PROCEEDINGS.  SELLER has not received any
                    -------------------------
written notice from any applicable condemning authority of any pending or threatened, nor is it aware of any contemplated, condemnation proceeding affecting or relating to the Offices.

               (g)  TAXES.  All federal, state and local payroll, withholding,
                    ------
property, sales, use and transfer taxes, if any, which are due and payable by SELLER relating to the Offices and the employees assigned thereto prior to the date of Closing shall be paid in full as of the Closing Date or SELLER shall have made appropriate provision for such payment in accordance with ordinary business practices. Any claims for refunds of taxes which have been paid by SELLER shall remain the property of SELLER.

               (h)  OPERATIONS LAWFUL.  The conduct of banking business at the
                    ------------------
Offices is in compliance in all material respects with all federal, state, county and municipal laws, ordinances and regulations applicable to the conduct of such business.

               (i)  THIRD-PARTY CLAIMS.  There is no action, suit or proceeding,
                    -------------------
pending or, to SELLER's knowledge, threatened against or affecting the banking business of the Offices, the Deposit Liabilities or the Assets. There is no action, suit or proceeding, pending or, to SELLER's knowledge, threatened against or affecting SELLER which, if determined adversely to SELLER, could (i) reasonably be expected to have material adverse effect on the aggregate value of the banking business and Assets of the Offices or (ii) prevent or materially delay SELLER from performing its obligations under this Agreement in all material respects.

               (j)  INSURANCE.  SELLER maintains such insurance on the Offices
                    ----------
and the Fixed Assets as may be required or as is customary in the business of banking.

               (k)  GOVERNMENTAL NOTICES.  SELLER has not received notice from
                    ---------------------
any federal or state governmental agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated by this Agreement.

               (l)  ENVIRONMENTAL. There are no actions, proceedings or
                    --------------
investigations pending before any environmental regulatory body, federal or state court with respect to or affecting SELLER in respect to either Office under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or under any federal, state, local or municipal environmental statute, ordinance or regulation in respect thereof and in connection with any release of any toxic or "hazardous substance," "pollutant" or "contaminant" into the "environment," nor, to the best knowledge of SELLER, is there any reasonable basis for the institution of any such actions or proceedings or investigations which is probable of assertion, nor are there any such actions or proceedings or investigations in which SELLER is a plaintiff or complainant. To the best knowledge of SELLER, SELLER is not responsible in any material respect under any applicable environmental law for any release at or in the vicinity of either Office of a hazardous or toxic substance, contaminant or pollutant caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, nor is SELLER responsible for any material costs of any remedial action, including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over SELLER to prevent or minimize any actual or threatened release of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment. All terms contained in quotation marks in this paragraph shall have the meaning ascribed to such terms as defined in all federal, state and local statutes, regulations or ordinances.

               (m)  ACCESS TO REAL ESTATE.  SELLER has no actual knowledge of
                    ----------------------
any fact or condition which would result in the termination or impairment of access to the Owned Real Estate from adjoining public or private streets or ways or which would result in discontinuation of existing sewer, water, electric, gas, telephone or other utilities or services, and, to the actual knowledge of SELLER, sewage, sanitation, plumbing, refuse disposal and similar facilities servicing the Owned Real Estate are in material compliance with applicable governmental regulations.

               (n)  MECHANIC'S LIENS.  SELLER has paid or will pay in full all
                    -----------------
bills and invoices for labor and material of any kind arising from the ownership, operation, management, repair or maintenance of the Owned Real Estate prior to Closing.

               (o)  DEPOSIT ACCOUNTS.  Attached as SCHEDULE F hereto is a true
                    -----------------              ----------
and accurate schedule of all Deposit Accounts (including individual retirement accounts) domiciled at the Offices, prepared as of a date within thirty (30) days prior to the date of this Agreement, listing by Office and by category the amount of all deposits and the interest rates and maturity dates associated with such deposits and indicating the deposits that constitute Core Deposits. All of the Deposit Accounts were originated and administered and are in material compliance with the documents under which they were established and all applicable state and federal laws and regulations. Seller has properly accrued interest on the Deposit Accounts, and the records respecting the Deposit Accounts accurately reflect, in all material respects, such accruals of interest.

               (p)  FIXED ASSETS.  SCHEDULE B is a preliminary listing of Fixed
                    -------------  ----------
Assets owned by SELLER and located at the Offices, which is subject to non-material change prior to the Closing Date. A final listing of Fixed Assets will be provided to BUYER by SELLER prior to the Closing Date. All of the Fixed Assets and the Offices (excluding Owned Real Estate) are in good operating condition and have been adequately maintained, reasonable wear and tear excepted, except to the extent that the failure to maintain such Fixed Assets or Offices (excluding Owned Real Estate) would not materially detract from the ability of BUYER to conduct a banking business at the Offices following Closing in the same manner as SELLER conducted such banking business prior to Closing.

               (q)  ASSUMED CONTRACTS.  SCHEDULE D is a true and accurate
                    ------------------  ----------
schedule of all Assumed Contracts related to the Offices. The Assumed Contracts constitute the legal, valid and binding obligations of SELLER enforceable in accordance with their terms and, to SELLER's knowledge, the other parties thereto, enforceable in accordance with their terms (except as enforceability may be limited by bankruptcy laws and other laws of a similar nature relating to creditors rights). SELLER is not in default under any of the Assumed Contracts, and, to the best of the SELLER's knowledge, no other party to any of the Assumed Contracts is in default thereunder, except where a default would not have a material adverse effect upon the aggregate value of the banking business and Assets of the Offices.

               (r)  FIRPTA.  SELLER is not a "foreign person" within the meaning
                    -------
of the Internal Revenue Code Section 1445.

               (s)  NO BROKER.  Other than Prairie Capital Services (whose
                    ----------
fees and expenses will be paid solely by SELLER), no broker, finder or any other party or agent performing similar functions has been retained by SELLER or its affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by SELLER or its affiliates in connection with the transactions contemplated hereby, and no brokerage fee or other commission has been agreed to be paid by SELLER or its affiliates on account of such transactions.

               (t)  EMPLOYEE MATTERS.  There is no pending, nor have the
                    -----------------
Offices experienced since January 1, 2001 any, material labor dispute, strike or organized work stoppage and, to the knowledge of SELLER, there is no threatened material labor dispute, strike or organized work stoppage against the Offices. To the knowledge of SELLER, no union organizing activities are in process or have been proposed or threatened involving any Transferred Employees not presently organized, and no petitions have been filed or, to the knowledge of SELLER, have been threatened or proposed to be filed, for union organization or representation of Transferred Employees not presently organized. To the knowledge of SELLER, none of the Transferred Employees is represented under any collective bargaining agreement relating to such employee's employment with SELLER. There are no pending disputes involving the SELLER and any current or former employee of the Offices nor, to SELLER's knowledge, are any such disputes threatened in writing. To the extent required by law, as of the Closing Date, SELLER shall have provided all required notifications under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") to all employees of SELLER at the Offices who are covered under SELLER's group health plans and to all other persons who became "qualified beneficiaries" under COBRA with respect to any group health plans maintained by SELLER for its employees, and SELLER shall have provided any required COBRA coverage to all such former employees and other qualified beneficiaries of SELLER who elect COBRA coverage within the time period specified by COBRA and the regulations promulgated thereunder. The information regarding employee compensation and benefits made available by SELLER to BUYER is correct in all material respects as of the date so provided and, upon appropriate updating and revision, will be true and correct as of the Closing Date.

               (u)  IRS REPORTING.  SELLER has complied in all material
                    --------------
respects with the requirements of the Internal Revenue Service regarding taxpayer identification number certification, interest information reporting and backup withholding of interest payable in connection with the Deposit Accounts and with all IRA's.

               (v)  FINANCIAL INFORMATION.  The financial information
                    ----------------------
supplied by SELLER to BUYER reflects in all material respects the true and accurate book value of the Fixed Assets in accordance with generally accepted accounting principles consistently applied.

               (w)  OVERDRAFT LOANS; OVERDRAFTS.  Attached hereto  as
                    ----------------------------
SCHEDULE S is a true and accurate schedule of all Overdraft Loans and
----------
Overdrafts, including accrued and unpaid interest thereon, computed as of a date within thirty (30) days prior to the date of this Agreement, excluding, however, such Overdraft Loans which are more than sixty (60) days past due for payment of principal or interest and Overdrafts that have been outstanding for more than thirty (30) days.

               (x)  APPROVAL DELAYS.  To the knowledge of Seller, there is
                    ----------------
no reason why the granting of any of the regulatory approvals referred to in
SECTION 2.2(A) would be denied or unduly delayed.
---------------

          3.2  REPRESENTATIONS AND WARRANTIES OF BUYER.  BUYER represents and
               ---------------------------------------
warrants to SELLER as follows:

               (a)  GOOD STANDING AND POWER OF BUYER.  BUYER is a national
                    ---------------------------------
banking association duly organized, validly existing and in good standing under the laws of the United States with corporate power to own its properties and to carry on its business as presently conducted. BUYER is an insured bank as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

               (b)  AUTHORIZATION OF AGREEMENT.  The execution and delivery of
                    ---------------------------
this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BUYER, and this Agreement is a valid and binding obligation of BUYER enforceable against BUYER in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

               (c)  EFFECTIVE AGREEMENT.  Subject to the receipt of any and all
                    --------------------
necessary regulatory approvals, the execution, delivery and performance of this Agreement by BUYER and the consummation of the transactions contemplated hereby, will not conflict with, result in the breach of, constitute a violation or default or result in the acceleration of payment or other obligations under, or create a lien, charge or encumbrance under, any of the provisions of the Articles of Association or By-Laws of BUYER, under any judgment, decree or order, under any law, rule or regulation of any government or agency thereof, or under any material agreement, material contract or material instrument to which BUYER is subject, where such conflict, breach, violation, default, acceleration or lien would have a material adverse effect on BUYER's ability to perform its obligations hereunder.

               (d)  THIRD-PARTY CLAIMS.  There are no claims, actions,
                    -------------------
complaints, suits or proceedings of any kind, pending or, to BUYER's knowledge, threatened against or affecting BUYER which, if determined adversely to BUYER, could (i) reasonably be expected to have a material adverse effect on BUYER or
(ii) prevent or materially delay BUYER from performing its obligations under this Agreement in all material respects. No governmental authority has notified BUYER that it would oppose or not approve or consent to the transactions contemplated hereby, and BUYER has no knowledge of any reason for any such opposition, disapproval or non-consent.

               (e)  WARN ACT.  BUYER is not planning or contemplating, and has
                    ---------
not made or taken, any decisions or actions concerning the Transferred Employees after the Closing that would require the service of notice under the WARN Act or any similar state laws.

               (f)  CAPITAL AVAILABLE.  BUYER has, or will have on the Closing
                    ------------------
Date, sufficient capital to support the acquisition of the Offices and to perform BUYER's other obligations hereunder and under any of the other documents executed in connection herewith, and BUYER's ability to purchase the Assets and to assume such liabilities as provided herein, including, but not limited to, the Deposit Liabilities and the Overdraft Loans, and to perform BUYER's other obligations hereunder is not contingent on raising any equity capital, obtaining specific financing thereof or obtaining the consent of any lender.

               (g)  NO BROKER.  No broker, finder or any other party or agent
                    ----------
performing similar functions has been retained by BUYER or its affiliates or is entitled to be paid based on any arrangements, agreements or understandings made by BUYER or its affiliates in connection with the transactions contemplated hereby, and no brokerage fee or other commission has been agreed to be paid by BUYER or its affiliates on account of such transactions.

               (h)  CONSENTS AND APPROVALS.  Except for the regulatory
                    -----------------------
approvals, to the knowledge of BUYER, no consents, approvals, filings or registrations with any third party or any public body, agency or authority are required in connection with BUYER's consummation of the transactions contemplated hereby.

                                   ARTICLE IV
                                  -----------

                          ACTIONS RESPECTING EMPLOYEES
                    AND PENSIONS AND EMPLOYEE BENEFIT PLANS
                    ---------------------------------------

          4.1  EMPLOYMENT OF EMPLOYEES.
               ------------------------

               (a) BUYER shall extend offers of employment, as of the Closing Date, to all employees (other than Leave Employees as defined in SECTION 4.2(D)
                                                                 --------------
of the Offices as may be employed by SELLER at the Offices as of the Closing Date and will offer employment to Leave Employees at such time as the leave terminates with SELLER. The employees of the Offices as of the date of this Agreement are listed on SCHEDULE O hereto, which schedule will be updated as
                        ----------
of the Closing Date as necessary to show the employees of the Offices as of the Closing Date. BUYER and SELLER shall cooperate to allow BUYER to meet with and interview all such employees after the date hereof to determine the most mutually beneficial position for such employees with BUYER. Employees accepting employment with BUYER are referred to herein as the "TRANSFERRED EMPLOYEES." A
                                                     ---------------------
Transferred Employee shall not have his or her base salary reduced by BUYER for a period of twelve (12) months after the Closing Date. In the event that BUYER shall terminate the employment of a Transferred Employee or a Transferred Employee shall terminate his or her employment (the "TERMINATED EMPLOYEE")
                                                     -------------------
between the Closing Date and the date which is one (1) year from the Closing Date, other than for cause (as determined in accordance with SELLER's severance plan), BUYER shall pay to the Terminated Employee a sum equal to the greater of that which the Terminated Employee would have received on the date of such transfer, termination or reduction in salary under the severance plan of SELLER applicable to the Terminated Employee as of the date hereof and set forth in SCHEDULE O or the severance plan of BUYER otherwise applicable to the Terminated
----------
Employee as of the Closing Date. Such payment shall be due and owing the Terminated Employee on the date of such transfer, termination or reduction in salary. Nothing contained in this Agreement shall restrict or prohibit BUYER and any Transferred Employee from entering into an agreement satisfactory to both BUYER and the Transferred Employee providing for resolution of matters set forth in this Section. Nothing contained in this Agreement shall be construed as creating an employment agreement between BUYER and an employee of the Offices.

               (b) SELLER will cooperate with BUYER, to the extent reasonably requested and legally permissible, to provide BUYER with information about the employees of the Offices, including, without limitation, providing BUYER with the personnel files of those employees of the Offices who provide SELLER with their written consent thereto and a means to meet with the subject employees. BUYER hereby agrees to indemnify and to hold SELLER and its affiliates and its and their officer, directors, agents and employees harmless from and against any and all liability, loss, cost and expense, however arising, as a result of release of information and/or files concerning the subject employees.

          4.2  TERMS AND CONDITIONS OF EMPLOYMENT.  Except as otherwise provided
               -----------------------------------
explicitly in this Agreement, the terms of employment for each Transferred Employee shall be determined solely by BUYER's policies, procedures and programs; provided, however, that each Transferred Employee shall be provided employment subject to the following terms and conditions:

               (a) Base salary shall be at least equivalent to the rate of base salary paid by SELLER to such Transferred Employee as of the close of business on the day prior to the Closing Date, subject to the one (1) year limit of
SECTION 4.1(A).
--------------

               (b) Except as otherwise specifically provided herein, Transferred Employees shall be provided employee benefits that are no less favorable in the aggregate than those provided to similarly situated employees of BUYER. In determining the years of service of any Transferred Employee for vesting or participation purposes under BUYER's employee benefits plans, each such Transferred Employee shall receive credit for years of service earned with SELLER. For purposes of vacation pay, if a Transferred Employee elects to transfer his or her vacation accrual with SELLER to BUYER and relinquishes and waives all right to payment of vacation pay from SELLER, then BUYER will accept such transfer and credit the Transferred Employee with the number of vacation days so transferred for purposes of BUYER's vacation policies.

               (c) To the extend permitted by the plans, each Transferred Employee shall be eligible to participate in the medical, dental or other welfare plans of BUYER, as such plans may exist, on and after the Closing Date, and any pre-existing conditions provisions of such plans shall be waived with respect to any such Transferred Employees.

               (d) Except as provided herein, SELLER shall pay, discharge and be responsible for (i) all salary and wages arising out of employment of the Transferred Employees through the Closing Date and (ii) any employee benefits (except vacation, sick and personal days accrued but unused by the Transferred Employee through the Closing Date which BUYER hereby agrees to grant to such Transferred Employees following the Closing Date; provided, that SELLER shall reimburse BUYER for such accrued vacation, sick and personal days) arising under SELLER's employee benefit plans and employee programs prior to the Closing Date (but not including medical benefits, if any, to Transferred Employees who retire after the Closing Date), including benefits with respect to claims incurred prior to the Closing Date but reported after the Closing Date and benefits inuring to employees who are on family and medical leave, military or personal maternity leave ("LEAVE EMPLOYEES") prior to any election by such Leave
                  ---------------
Employees to return to work with BUYER. SELLER hereby represents and warrants that there are no Leave Employees. From and after the Closing Date, BUYER shall pay, discharge and be responsible for all salary, wages and benefits arising out of or relating to the employment of the Transferred Employees by BUYER from and after the Closing Date, including, without limitation, all claims for welfare benefits plans incurred on or after the Closing Date. Claims are incurred as of the date services are provided notwithstanding when the injury or illness may have occurred.

               (e) Following the Closing Date, SELLER will allow each Transferred Employee who is a participant in its 401(k) plan to elect to receive a distribution of benefits from his or her account. To the extent permitted under BUYER's applicable 401(k) plan, BUYER shall permit the Transferred Employees who so request to transfer their accounts to BUYER's 401(k) plan.

               (f) SELLER hereby covenants to BUYER, and BUYER hereby covenants to SELLER, that from the date hereof until the Closing, such party shall cooperate fully with the other party to resolve, to each party's reasonable satisfaction and in accordance with applicable law, any and all employee benefit matters relating to the Transferred Employees.

          4.3  COMPLIANCE WITH LAW.  BUYER agrees that it shall comply with any
               --------------------
and all applicable requirements, if any, under the Worker Adjustment and Retraining Notification Act and any similar state laws in connection with the transactions contemplated by this Agreement. BUYER hereby agrees to indemnify and to hold SELLER and its affiliates and its and their officers, directors, agents and employees harmless from and against any and all liability, loss, cost and expense, however arising, as a result of the failure of BUYER to comply with its obligations as set forth in this Section.

          4.4  ACTIONS TO BE TAKEN BY SELLER.  SELLER covenants to BUYER that it
               -----------------------------
will do or cause the following to occur:

               (a)  SOLICITATION OF TRANSFERRED EMPLOYEES.  Except with the
                    --------------------------------------
written consent of BUYER, for a period of two (2) years following the Closing Date, SELLER will not directly solicit Transferred Employees as prospective officers or employees of SELLER; provided, however, that SELLER shall not be prohibited or restricted from hiring a Transferred Employee if such Transferred Employee contacts SELLER or an affiliate or the parent organization of SELLER to seek hiring or retention, whether in response to general advertising or otherwise, or if a Transferred Employee is terminated by BUYER.

               (b)  EMPLOYEE BENEFIT PROGRAMS.  SELLER's obligations to
                    --------------------------
employees of the Offices, including Transferred Employees, will be as set forth in established policies of SELLER (or SELLER's parent organization) and SELLER shall continue its employee benefit programs in full force and effect as benefit programs for Transferred Employees through the Closing Date. After the Closing, SELLER shall retain the responsibility and liability for the funding and payment of all claims incurred under such employee benefit programs through the Closing Date. BUYER shall have no obligation or liability to compensate Transferred Employees for benefits of any kind earned, accrued, promised and/or provided to Transferred Employees as employees of SELLER, except with respect to eligibility and vesting as set forth in SECTION 4.2, above. SELLER hereby agrees to
                            -----------
indemnify and to hold BUYER and its affiliates and its and their officers, directors, agents and employees harmless from and against any and all liability, loss, cost and expense, however arising, as a result of the failure of SELLER to comply with its obligations as set forth in this Section.

               (c)  The obligations of SELLER pursuant to this SECTION 4.4 shall
                                                               -----------
survive the Closing.

                                   ARTICLE V
                                   ---------

                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

          5.1  CONDITIONS TO SELLER'S OBLIGATIONS.  The obligations of SELLER to
               -----------------------------------
consummate the Acquisition are subject to the satisfaction, or the waiver in writing by SELLER to the extent permitted by applicable law, of the following conditions at or prior to the Closing:

               (a)  PRIOR REGULATORY APPROVAL.  All filings and registrations
                    --------------------------
with, and notifications to, all federal and state authorities required for consummation of the Acquisition shall have been made, all approvals and authorizations of all federal and state authorities required for consummation of the Acquisition shall have been received and shall be in full force and effect, and all applicable waiting periods shall have passed.

               (b)  REPRESENTATIONS AND WARRANTIES.  The representations and
                    -------------------------------
warranties of BUYER set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though all such representations and warranties had been made on and as of such date, and BUYER shall have delivered to SELLER a Certificate, dated as of the Closing Date, to the effect specified in SCHEDULE G to this Agreement.
                        ----------
               (c)  COVENANTS.  Each and all of the covenants and agreements of
                    ----------
BUYER to be performed or complied with at or prior to the Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects by BUYER, or waived in writing by SELLER, and BUYER shall have delivered to SELLER a Certificate, dated as of the Closing Date, to the effect specified in SCHEDULE G to this Agreement.
             ----------

               (d)  NO PROCEEDING OR PROHIBITION.  At the time of the Closing,
                    -----------------------------
there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or agency of any government or by any third party which in the reasonable judgment of the executive officers of SELLER, with the advice of counsel, presents a bona fide claim to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement or which might result in rescission in connection with such transactions, and SELLER shall have been furnished with a Certificate, substantially in the form as specified in SCHEDULE G to this Agreement, dated as of the Closing Date
                ----------
and signed by the Chairman, President or an Executive Vice President and Secretary or Assistant Secretary of BUYER, to the effect that no such litigation, investigation, inquiry or proceeding is pending or, to the best of their knowledge, threatened.

               (e)  RECEIPT OF CONSENTS OF THIRD PARTIES.  SELLER shall have
                    -------------------------------------
received prior to the Closing Date, in form and substance satisfactory to BUYER, any and all consents, approvals or waivers of and releases by third parties as SELLER and BUYER may deem necessary or appropriate to enable it to consummate the transactions contemplated by this Agreement, except where failure to obtain a consent would not have a material adverse effect on SELLER's ability to consummate the transactions contemplated by this Agreement, on the Assets or on BUYER's operation of the Offices after the Closing; provided, however, that BUYER shall have no right to approve or reject any consent, approval or waiver needed by SELLER from its primary bank lender.

          5.2  CONDITIONS TO BUYER'S OBLIGATIONS.  The obligations of BUYER to
               ----------------------------------
consummate the Acquisition are subject to the satisfaction, or the waiver in writing by BUYER to the extent permitted by applicable law, of the following conditions at or prior to the Closing:

               (a)  PRIOR REGULATORY APPROVAL.  All filings and registrations
                    --------------------------
with, and notifications to, all federal and state authorities required for consummation of the Acquisition and operation of the Offices by BUYER shall have been made, all approvals and authorizations of all federal and state authorities required for consummation of the Acquisition and operation of the Offices by BUYER shall have been received and shall be in full force and effect, and all applicable waiting periods shall have passed.

               (b)  REPRESENTATIONS AND WARRANTIES.  The representations and
                    -------------------------------
warranties of SELLER set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though all such representations and warranties had been made on and as of such date (unless a different date is specifically indicated in such representations and warranties), and SELLER shall have delivered to BUYER a Certificate, dated as of the Closing Date, to the effect specified in SCHEDULE H to this Agreement.
                                             ----------

               (c)  COVENANTS.  Each and all of the covenants and agreements of
                    ----------
SELLER to be performed or complied with at or prior to the Closing pursuant to this Agreement shall have been duly performed or complied with in all material respects by SELLER, or waived in writing by BUYER, and SELLER shall have delivered to BUYER a Certificate, dated as of the Closing Date, to the effect specified in SCHEDULE H to this Agreement.
             ----------

               (d)  NO PROCEEDINGS OR PROHIBITIONS.  At the time of the Closing,
                    -------------------------------
there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or agency of any government or by any third party which in the reasonable judgment of the executive officers of BUYER, with the advice of counsel, presents a bona fide claim to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement or which might result in rescission in connection with such transactions, and BUYER shall have been furnished with a Certificate, substantially in the form as specified in SCHEDULE H to this Agreement, dated as of the Closing Date and
             ----------
signed by the Chairman, President or an Executive Vice President and the Secretary or Assistant Secretary of SELLER, to the effect that no such litigation, investigation, inquiry or proceeding is pending, or, to the best of their knowledge, threatened.

               (e)  OWNED REAL ESTATE.  The Title Commitment shall have been
                    -----------------
delivered to BUYER and updated to or as close as practicable to (but in no event more than five (5) business days prior to) the Closing Date, in accordance with the terms of SECTION 2.1(B), and such updated Title Commitment shall not include
             --------------
any exceptions other than the Permitted Exceptions.

               (f)  FIXED ASSETS.  There shall have been no material alteration
                    -------------
in or adjustment to the Fixed Assets.  For purposes of this SUBSECTION (F), it
                                                            --------------
will not be considered to be a material alteration or adjustment to the Fixed Assets if (i) there is damage or destruction to the Fixed Assets as contemplated by SECTION 2.1(E) herein and SELLER complies with said SECTION 2.1(E), (ii)
   --------------                                      -------------
SELLER makes additions to the Fixed Assets with the prior written consent of BUYER or (iii) SELLER makes additions to the Fixed Assets without BUYER's consent in order to correct emergency situations which are threatening to impair SELLER's operations at an Office.

               (g)  RECEIPT OF CONSENTS OF THIRD PARTIES.  BUYER shall have
                    -------------------------------------
received, prior to the Closing Date, in form and substance satisfactory to BUYER, any and all consents, approvals or waivers of and releases by third parties as BUYER, in its reasonable judgment, may deem necessary or appropriate to enable it to consummate the transactions contemplated by this Agreement without additional cost, expense or liability to BUYER or its affiliates.

          5.3  NON-SATISFACTION OF CONDITIONS PRECEDENT.  The non-occurrence or
               -----------------------------------------
delay of the Closing of the Acquisition by reason of the failure of timely satisfaction of all conditions precedent to the obligations of any party hereto to consummate the Acquisition shall in no way relieve such party of any liability to the other party hereto, nor be deemed a release or waiver of any claims the other party hereto may have against such party, if and to the extent the failure of timely satisfaction of such conditions precedent is attributable to the actions or inactions of such party.

          5.4  WAIVERS OF CONDITIONS PRECEDENT.  The conditions specified in
               --------------------------------
SECTIONS 5.1 AND 5.2 herein shall be deemed satisfied or, to the extent not
--------------------
satisfied, waived if the Closing occurs, unless such failure of satisfaction is reserved in a writing executed by BUYER and SELLER at or prior to the Closing.

                                   ARTICLE VI
                                   ----------

                                    CLOSING
                                    -------

          6.1  CLOSING AND CLOSING DATE.  The Acquisition contemplated by this
               -------------------------
Agreement shall be consummated and closed (the "CLOSING") at such location as shall be mutually agreed upon by BUYER and SELLER, on a date to be mutually agreed upon by BUYER and SELLER which date shall be after all required regulatory approvals have been obtained and all applicable regulatory waiting periods associated therewith have expired. The precise date on which the Closing shall occur (the "CLOSING DATE") shall be confirmed by the parties in writing not more than five (5) days after receiving all required regulatory approvals, and the Closing Date shall not be later than the later of (i) the Termination Date (as defined in SECTION 9.2(D) hereof), or (ii) fourteen (14)
                                --------------
days after receiving all required regulatory approvals; provided, however, that the Closing shall not occur prior to the date on which SELLER's and BUYER's data processing providers can convert the information relating to the Offices to BUYER's system; provided further, the Closing shall not be unreasonably delayed in order for BUYER to obtain the approval of any closing and/or relocation applications filed by BUYER.

          6.2  SELLER'S ACTIONS AT CLOSING.  At the Closing (unless another time
               ----------------------------
is specifically stated in SECTION 6.4 hereof), SELLER shall, with respect to the
                          ------------
Offices:

               (a) deliver to BUYER at the Offices such of the Assets purchased hereunder as shall be capable of physical delivery, including, without limitation, all assets comprising the safe deposit box business, if any, of the Offices;

               (b) execute, acknowledge and deliver to BUYER all such special warranty deeds (qualified, as necessary, to reflect all Permitted Exceptions), endorsements, assignments, bills of sale and other instruments of conveyance, assignment and transfer as shall reasonably be necessary or advisable to consummate the sale, assignment and transfer of the Assets sold or assigned to BUYER hereunder (and such documents shall be reasonably acceptable to BUYER's counsel) and such other documents as the title company may reasonably require, the originals (or copies, if originals are not available) of all blueprints, construction plans, specifications and plat relating to the Owned Real Estate, but only to the extent that such documents are now in SELLER's possession or which SELLER has reasonable access to, and such other documents or instruments as may be reasonably required by BUYER, required by other provisions of this Agreement or reasonably necessary to effectuate the Closing;

               (c) assign, transfer and make available to BUYER such of the following records as exist and are available and maintained at the Offices (in whatever form or medium then maintained by SELLER) pertaining to the Deposit
Liabilities:

                    (i) images of signature cards, orders, contracts and agreements between SELLER and depositors of the Offices and records of similar character; and

                    (ii)  a trial balance listing of records of account; and

                    (iii) all other miscellaneous records, statements and other data and materials, where available, maintained by SELLER relative to any Deposit Liabilities being assumed by BUYER and Overdraft Loans being acquired by BUYER;

               (d) assign, transfer and deliver to BUYER such safe deposit and safekeeping files and records (in whatever form or medium then maintained by SELLER) pertaining to the safe deposit business of the Offices transferred to BUYER hereunder as exist and are available, together with the contents of the safe deposit boxes maintained at the Offices, as the same exist as of the close of business on the day immediately preceding the Closing Date (subject to the terms and conditions of the leases or other agreements relating to the same) and all securities and other records, if any, held by the Offices for their customers as of the close of business on the day immediately preceding the Closing Date (subject to the terms and conditions of the agreements or receipts relating to the same);

               (e) make available and transfer to BUYER on the Closing Date any funds required to be paid to BUYER pursuant to the terms of this Agreement by wire transfer of immediately available funds;

               (f) execute, acknowledge and deliver to BUYER all Certificates and other documents required to be delivered to BUYER by SELLER at the Closing pursuant to the terms of this Agreement; and

               (g) assign to BUYER all SELLER's rights in and to the Assumed Contracts which are assignable and which constitute part of the Assets.

          6.3  BUYER'S ACTIONS AT THE CLOSING.  At the Closing (unless another
               -------------------------------
time is specifically stated in SECTION 6.4 hereof), BUYER shall, with respect
                               -----------
to the Offices:

               (a) execute, acknowledge and deliver to SELLER, to evidence the assumption of the liabilities and obligations of SELLER by BUYER hereunder, an instrument of assumption in the form set forth in SCHEDULE J to this Agreement,
                                                  ----------
and SELLER shall then accept, execute and acknowledge such instrument. Copies of such instrument may be recorded in the public records at the option of either party hereto. The execution and acknowledgment of such instrument shall not be deemed to be a waiver of any rights or obligations of any party to this Agreement;

               (b) receive, accept and acknowledge delivery of all Assets and all records and documentation relating thereto, sold, assigned, transferred, conveyed or delivered to BUYER by SELLER hereunder, and BUYER shall be responsible for coordinating with the title companies to effectuate the recording of special warranty deeds on or after Closing and securing GAP insurance coverage in the event the special warranty deeds are recorded post-closing, at BUYER's sole cost and expense;

               (c) execute and deliver to SELLER such written receipts for the Assets, properties, records and other materials assigned, transferred, conveyed or delivered to BUYER hereunder as SELLER may reasonably have requested at or before the Closing;

               (d) pay to SELLER on the Closing Date any funds required to be paid to SELLER at the Closing pursuant to the terms of this Agreement;

               (e) execute, acknowledge and deliver to SELLER all Certificates and other documents required to be delivered to SELLER by BUYER at the Closing pursuant to the terms hereof; and

               (f) execute, acknowledge and deliver to SELLER an agreement wherein BUYER assumes obligations with respect to the Assumed Contracts and the IRA's for all periods following the Closing Date with respect thereto.

          6.4  METHODS OF PAYMENT.  Subject to the adjustment procedures set
               -------------------
forth in this SECTION 6.4, the transfer of the funds, if any, due to BUYER or
              -----------
to SELLER, as the case may be, as set forth pursuant to the terms of
SECTION 1.4(A) hereof, shall be made on the Closing Date in immediately
--------------
available United States Federal Funds. At least two (2) business days prior to the Closing, SELLER and BUYER shall provide written notice to one another indicating the account and bank to which such funds shall be wire transferred. In order to facilitate the Closing, the parties agree: (i) that the amount of funds transferred on the Closing Date, pursuant to SECTION 1.4(A) hereof, shall
                                                   --------------
be computed based upon (a) cash on hand at the Offices as of the close of business on a day to be agreed between the parties, not more than three (3) business days preceding the Closing Date, (b) the aggregate book value plus accrued interest of the Overdraft Loans as of the close of business on a day to be agreed upon by the parties, no more than three (3) business days preceding the Closing Date, and (c) the aggregate balance of all Deposit Accounts (including interest posted or accrued to such accounts and Individual Retirement Accounts which have become IRAs as a result of the written appointment of BUYER as the successor custodian and the failure of the account holders to object to such appointment) as of the close of business on a day to be agreed between the parties, not more than three (3) business days preceding the Closing Date, and the parties shall execute a Preliminary Closing Statement in substantially the form set forth in SCHEDULE M attached hereto. Furthermore, within ten (10)
                  ----------
business days after the Closing, the parties shall make appropriate post-closing adjustments, consistent with the provisions of SECTION 1.4 hereof, based upon
                                               -----------
actual Deposit Accounts as of the Closing Date, Overdraft Loans as of the Closing Date, and cash transactions which took place on the Closing Date or which took place prior to the Closing Date but which were not reflected in the Preliminary Closing Statement, and shall execute the Final Settlement Statement in substantially the form set forth in SCHEDULE N attached hereto. In addition,
                                       ----------
prorations of prepaid and deferred income and expenses that cannot be reasonably calculated at the Closing shall be settled and paid based on actual amounts and calculations as soon as possible after the Closing; provided, however, that there shall not be any reprorations of the 2004 real estate taxes or the FDIC deposit insurance.

          6.5  EFFECTIVENESS OF CLOSING.  Upon the satisfactory completion of
               -------------------------
the Closing, which does not include and shall not require completion of the adjustment and proration arrangements set forth in SECTION 6.4, the Acquisition
                                                   -----------
shall be deemed to be effective, and the Closing shall be deemed to have occurred.

                                  ARTICLE VII
                                  -----------

                          CERTAIN TRANSITIONAL MATTERS
                          ----------------------------

          7.1  TRANSITIONAL ACTION BY BUYER.  After the Closing, unless another
               -----------------------------
time is otherwise indicated:

               (a) BUYER shall: (i) pay in accordance with the law and customary banking practices and applicable Deposit Account contract terms, all properly drawn and presented checks, negotiable orders of withdrawal, drafts, debits and withdrawal orders presented to BUYER by mail, over the counter, through electronic media or through the check clearing system of the banking industry, by depositors of the Deposit Accounts assumed by BUYER hereunder, whether drawn on checks, negotiable orders of withdrawal, drafts or withdrawal order forms provided by BUYER or SELLER; and (ii) in all other respects discharge, in the usual course of the banking business, the duties and obligations of SELLER with respect to the balances due and owing to the depositors whose Deposit Accounts are assumed by BUYER hereunder; provided, however, that any obligations of BUYER pursuant to this SECTION 7.1(A) to honor
                                                        --------------
checks, negotiable orders of withdrawal, drafts and withdrawal orders on forms provided by SELLER and carrying its imprint (including its name and transit routing number) shall not apply to any checks, drafts, withdrawal orders or returned items (i) presented to BUYER more than one hundred eighty (180) days following the Closing Date or (ii) on which a stop payment has been requested by the deposit customer. To the extent permitted by the Internal Revenue Service, BUYER shall submit and file any required reports on IRS Forms 1098 and 1099 as well as all other informational tax reports with respect to interest paid on Deposit Liabilities for the fiscal year during which the Closing Date occurs (and SELLER shall provide BUYER with the information required to produce such reports). The provisions of this SECTION 7.1(A) shall in no way limit BUYER's
                                  --------------
duties or obligations arising under SECTION 1.3(B) hereof.
                                    --------------

               (b) BUYER shall, not earlier than the time of procurement of all regulatory approvals required for consummation of the Acquisition nor later than five (5) days prior to the Closing Date, notify all depositors of the Offices by letter, reasonably acceptable to SELLER, produced in, if appropriate, several similar, but different forms calculated to provide necessary and specific information to the owners of particular types of accounts, of BUYER's pending assumption of the Deposit Liabilities hereunder and, if applicable, BUYER's proposed closing and/or relocation of an Office, and, in appropriate instances, notify depositors that on and after the Closing Date certain SELLER deposit-related services and/or SELLER's debit card and automatic teller machine services impacted by the Acquisition will be terminated. As an enclosure to such notices, BUYER may furnish appropriate depositors with brochures, forms and other written materials related or necessary to the assumption of the Deposit Accounts by BUYER and the conversion of said accounts to BUYER accounts, including the provision of checks to appropriate depositors using the forms of BUYER with instructions to such depositors to utilize such BUYER checks on and after the Closing Date and thereafter to destroy any unused checks on SELLER's forms. The expenses of the printing, processing and mailing of such letter notices and providing new BUYER checks and other forms and written materials to appropriate customers shall be borne by BUYER. Before Closing, except as provided in this SECTION 7.1(B), BUYER will not contact SELLER's customers
                 --------------
except as may occur in connection with advertising or solicitations directed to the public generally or in the course of obtaining the requisite regulatory approvals of the Acquisition. Any and all such notices, communications and filings which may be required to be provided prior to the Closing Date shall be submitted on a timely basis for review by SELLER and shall be subject to the written approval of SELLER prior to delivery to any third party.

               (c) BUYER shall promptly pay to SELLER an amount equivalent to the amount of any checks, negotiable orders of withdrawal, drafts, withdrawal orders or returned items (net of the applicable Acquisition Consideration paid by BUYER with respect to the Deposit Liabilities represented by any such instrument) credited as of the close of business on the Closing Date to a Deposit Account assumed by BUYER hereunder which are returned uncollected to SELLER after the Closing Date. The foregoing shall include an amount equivalent to holds placed upon such deposit account for items cashed by SELLER as of the close of business on the Closing Date.

               (d) All tasks and obligations concerning the provision of data processing services to or for the Offices after the Closing, other than those specifically set forth in, and to the extent assumed by SELLER pursuant to,
SECTION 7.2(B) hereof, if any, are the sole and exclusive responsibility of, and
--------------
shall be performed solely and exclusively by, BUYER.

               (e) BUYER shall, not later than the close of business on the business day immediately following the Closing Date, supply suitable government-backed securities as security for any deposits of governmental units included among the Deposit Liabilities for which SELLER had provided similar security.

               (f) BUYER shall use its best efforts to cooperate with SELLER in assuring an orderly transition of ownership of the Assets and responsibility for the liabilities, including the Deposit Liabilities, assumed by BUYER hereunder.

               (g)  The duties and obligations of BUYER in this SECTION 7.1
                                                                -----------
shall survive the Closing.

          7.2  TRANSITIONAL ACTIONS BY SELLER.  After the Closing, unless
               -------------------------------
another time is otherwise indicated:

               (a) SELLER shall use its best efforts to cooperate with BUYER in assuring an orderly transition of ownership of the Assets and responsibility for the liabilities, including the Deposit Liabilities, assumed by BUYER hereunder. SELLER shall provide final statements as of the Closing Date, in conjunction with appropriate Deposit Liabilities, with interest and service charges prorated to the close of business on the Closing Date, including the information required to produce the IRS reports pursuant to SECTION 7.1(A).
                                       --------------

               (b) SELLER's sole and exclusive responsibilities concerning the provision of data processing services to or for the Deposit Accounts of the Offices after the Closing Date, if any, shall be as set forth in this
SECTION 7.2(B).  As soon as practicable following the date of this Agreement,
--------------
SELLER shall provide BUYER with applicable product functions and specifications relating to the data processing support required for the Deposit Accounts and safe deposit business (if such data processing support currently is provided with respect to such business) maintained at the Offices (such Deposit Accounts and safe deposit business, if applicable, collectively, the "ACCOUNTS"). As soon as practicable following the date of this Agreement, SELLER shall provide to BUYER file formats relating to the Accounts and up to three (3) sets of test tapes related to the Accounts in generic form which are machine readable on IBM (or IBM compatible) equipment or which shall be on eighteen track 3390 cartridges (non-compressed data). BUYER shall review and analyze such materials, including, but not limited to, the file formats and test tapes, and shall advise SELLER in writing of any defects or concerns relating thereto not later than ten (10) business days following receipt thereof.

               (c) Prior to the Closing Date, SELLER shall cooperate with BUYER, at BUYER's expense and at no expense to SELLER, in making Transferred Employees available at reasonable times for whatever program of training BUYER deems advisable; provided, however, that BUYER shall conduct such training program in a manner that does not materially interfere with or prevent the performance of the normal duties and activities of such Transferred Employees. BUYER shall make request of SELLER for training opportunities prior to the Closing Date, and shall reimburse SELLER at the Closing for any and all costs relating to such training including, but not limited to, regular and overtime salary for Transferred Employees involved in training for the period of such training, travel costs, and all expenses incurred by SELLER or such Transferred Employees in conjunction with the training. Such requests, which shall specify the time, duration and place of such training, must be approved by SELLER.

               (d) SELLER shall cooperate with BUYER, at no expense to SELLER, to make provision for the installation of teller and platform equipment in the Offices subject to approval by SELLER; provided, however, that BUYER shall arrange for the installation and placement of such equipment at such times and in a manner that does not significantly interfere with the normal business activities and operation of SELLER or the Offices.

               (e) SELLER shall resign as custodian of each IRA account maintained at the Offices and assign the custodianship of such accounts to BUYER upon Closing subject to receipt of applicable customer consents and other provisions of this Agreement including the provisions of SECTION 8.11 hereof.
                                                         ------------

               (f) SELLER shall terminate its ATM/debit card service effective as of the close of business on the business day preceding the Closing Date or such other date and time as SELLER and BUYER may agree. Such terminations will be preceded by the notice described in SECTION 7.1(B) herein. SELLER shall have
                                       --------------
no obligation with respect to conversion or change over with respect to direct deposit or payroll and retirement payments service relating to the Deposit Accounts following the Closing, and BUYER shall assume all responsibility and liability with respect thereto following the Closing. SELLER will continue to redirect and/or pass through relevant ACH transactions on Deposit Accounts for a period of ninety (90) days following the Closing Date.

               (g) As of the opening of business on the first day after the Closing Date, SELLER and BUYER shall provide the appropriate Federal Reserve Bank (the "FRB") with all information necessary in order to expedite the clearing and sorting of all checks, drafts, instruments and other commercial paper relative to the Deposit Liabilities (collectively, the "PAPER ITEMS"). In the event the FRB is unable to forward such Paper Items, the Paper Items received by SELLER from the FRB shall be made available for pickup by BUYER the next business day after such Paper Items are received. SELLER will continue to make the Paper Items available for pickup by BUYER for a period of one hundred eighty (180) days following the Closing Date. BUYER shall bear all charges and costs imposed by the FRB in connection with the reassignment of account number ranges for sorting the Paper Items.

               BUYER and SELLER shall arrange for appropriate daily settlement between the parties in order that the transmission of all monies associated with the matters set forth in this SECTION 7.2(G) and all other transitional matters
                              --------------
might be effected promptly.

               SELLER shall not be liable to BUYER for any failure to provide the data required by this SECTION 7.2(G) to the extent any such failure results
                          --------------
from causes beyond SELLER's control, including, but not limited to, war, strike or other labor disputes, acts of God, errors or failures of the FRB and/or a participating regional or local clearinghouse, or equipment failure or other emergency wherein SELLER and/or its agent processor has been unable to process inclearings from the FRB or such clearinghouse; provided, however, if the data required by this SECTION 7.2(G) can not be provided as a result of
                 --------------
causes beyond SELLER's control, BUYER may delay its performance of its obligations hereunder until such data is available.

               (h) SELLER shall, not earlier than the time of procurement of all regulatory approvals required for consummation of the Acquisition nor later than five (5) days prior to the Closing Date, notify all depositors of the Offices by letter, reasonably acceptable to BUYER, produced in, if appropriate, several similar, but different forms calculated to provide necessary and specific information to the owners of particular types of accounts, of BUYER's pending assumption of the Deposit Liabilities hereunder, and, if applicable, BUYER's proposed closing and/or relocation of an Office, and, in appropriate instances, notify depositors that on and after the Closing Date certain SELLER deposit-related services and/or SELLER's debit card and automatic teller machine services, will be terminated. The expenses of the printing, processing and mailing of such letter notices shall be borne by SELLER. Anything to the contrary herein notwithstanding, nothing in this Agreement shall be deemed to constitute an assumption by SELLER of the duties and obligations of BUYER with respect to the provision of applicable notices, communications and filings relating to changes in the terms of any Deposit Accounts as set forth in this Agreement.

               (i) For a period of sixty (60) days after the Closing Date, SELLER will forward to BUYER, within two (2) business days of receipt, payments received by SELLER with respect to the Overdraft Loans and the Overdrafts. BUYER will forward, within two (2) business days of receipt, payments received by BUYER with respect to any loans not assigned to BUYER under this Agreement. BUYER and SELLER further agree to refer customers to the offices of the other when such customers present payments over the counter to the party not holding their respective loan.

               (j) BUYER shall have the right to put back to SELLER any Overdraft transferred to BUYER pursuant to this Agreement in the event that BUYER is unable for any reason within thirty (30) days following the Closing Date to collect the full amount of the Overdraft. BUYER shall have the right to put back to SELLER any Overdraft Loan transferred to BUYER pursuant to this Agreement in the event that BUYER has received no payment from the borrower on such Overdraft Loan within thirty (30) days following the Closing Date. SELLER shall pay to BUYER within three (3) days of BUYER's tender of the Overdraft Loans and/or Overdrafts pursuant to this Section the amount outstanding thereon and BUYER upon receipt of such payment shall transfer all of its right, title and interest in such Overdraft Loans and/or Overdrafts to SELLER.

               (k)  The duties and obligations of the parties in this SECTION
7.2 shall survive the Closing.

          7.3  ATMS AND DEBIT CARDS.
               ---------------------

               (a) SELLER shall provide to BUYER within ten (10) days of the execution of this Agreement and again thirty (30) days before the Closing Date, a test tape, along with a file format or file layout and a production tape containing customer name, card number, withdrawal limits, the Deposit Accounts activated by, accessible to or committed to such cards, issue dates and/or open dates, last transaction dates, and expiration dates as to all ATM and debit cards issued to customers of the SELLER Offices processor to deactivate the operation of the SELLER ATM and debit cards completely or to deactivate or disconnect the Deposit Accounts from such SELLER ATM and debit cards no later than the business day cutoff on the date prior to the Closing Date so that all activity generated by the SELLER ATM and debit cards shall have settled prior to the Closing Date. All transactions and activity related to the SELLER ATM and debit cards following the Closing Date which are received or forwarded to SELLER will be accepted and forwarded by SELLER to BUYER along with all corresponding funds. SELLER thereafter agrees to immediately notify its processor to deactivate such ATM and debit cards and to forward all transactions related thereto directly to BUYER.

               (b) SELLER agrees to deactivate the ATMs located at the Offices on or before the business day cutoff on the day prior to the Closing Date. Thereafter, BUYER shall reconfigure the ATMs to its standards for activation after the business day cutoff on the Closing Date.

               (c) BUYER and SELLER agree to cooperate with each other to assure that all transactions originated through the ATM or originated with the ATM Cards prior to or on the Closing Date shall be for the account of SELLER and all transactions originated after the Closing Date shall be for the account of BUYER. A post-closing adjustment shall be made in the manner set forth in
SECTION 6.4 hereof to reflect all such transactions which cannot be reasonably
-----------
calculated as of the Closing.

          7.4  ENVIRONMENTAL MATTERS.
               ----------------------

               Within thirty (30) days after the date of this Agreement, SELLER shall provide BUYER with current completed Phase I environmental reports ("PHASE I REPORTS") of the Owned Real Estate, expressly addressed to or for the benefit of BUYER and conducted by an independent environmental investigation and testing firm selected by SELLER and reasonably acceptable to BUYER. The scope and conduct of the Phase I Reports shall at a minimum be according to current ASTM standards for environmental assessment (ASTM E-1527-00), and the shall also include an examination but not testing of the potential for environmental concerns inside the structures on the Owned Real Estate such as lead paint, mercury ballasts, radon, PCBs and mold. In addition, SELLER shall allow BUYER as part of the Phase I inspection to arrange for and shall cooperate with the inspection and testing of the Owned Real Estate for asbestos containing materials and related conditions of indoor air quality by a qualified asbestos Inspector and Hygienist to insure that the interior of the Owned Real Estate is in compliance with applicable OSHA regulations, including 29 C.F.R. Section 1910.1001 (the "ASBESTOS ASSESSMENT"). The SELLER's cost obligation in connection with obtaining the Phase I Reports and the Asbestos Assessment is limited to $4,000. BUYER will pay all costs in excess of such amount, provided BUYER has pre-approved and expressly agreed in advance to a cost in excess thereof. In the event a Phase I Report or Asbestos Assessment discloses any potential environmental condition that in the reasonable discretion of BUYER warrants further review or investigation, BUYER shall give written notice to SELLER within five (5) Business Days of delivery of the respective Phase I Report or Asbestos Assessment results (the "PHASE II ELECTION NOTICE PERIOD") that BUYER desires to obtain a completed Phase II environmental report ("PHASE II REPORT") for the affected portion of the Owned Real Estate within an additional forty-five (45) day period by the same environmental investigation and testing firm that prepared the Phase I Reports or Asbestos Assessment as appropriate; provided, however, that all testing and sampling conducted by such firm(s) shall be agreed upon in advance by both BUYER and SELLER. All costs and expenses associated with the Phase II Report shall be paid by BUYER. If any Phase II Report or the Asbestos Assessment reveal levels of environmental contaminants which will require remediation, SELLER may elect to remediate the affected Owned Real Estate at its expense or to retain such Owned Real Estate and related Fixed Assets and transfer all of the other Assets and the Deposit Liabilities related to such Owned Real Estate to BUYER with the amount paid pursuant to SECTION 1.4(A)(II) reduced by $405,390 in the case of the Rochelle
            ------------------
Owned Real Estate and $147,544 in the case of the Oregon Owned Real Estate; provided, however, that if the SELLER elects to retain the Owned Real Estate located in Oregon, Illinois, BUYER shall have the right to terminate this Agreement or to elect to lease the Oregon Owned Real Estate by giving notice to SELLER within ten (10) Business Days of BUYER's receipt of the notice from SELLER. If BUYER and SELLER are unable to enter into a lease acceptable to both parties within thirty (30) days of BUYER's delivery of the notice to SELLER, BUYER or SELLER shall have the right to terminate this Agreement. If BUYER leases the Oregon Owned Real Estate and related Fixed Assets from SELLER, the amount paid pursuant to SECTION 1.4(A)(II) shall be reduced by $147,544.
                        ------------------
SELLER agrees that if it elects to retain the Rochelle Owned Real Estate, SELLER will not sell or lease such Owned Real Estate to another financial institution for at least forty-two (42) months following the Closing Date. BUYER and its employees, agents and representatives shall hold the contents of all Phase I Reports, Phase II Reports and Asbestos Assessment in confidence and disclose the contents thereof only with the prior written consent of SELLER or as may be required under applicable law.

          7.5  EFFECT OF TRANSITIONAL ACTION.  Except as and to the extent
               -----------------------------
expressly set forth in this ARTICLE VII, nothing contained in this
                            -----------
ARTICLE VII shall be construed to be an abridgment or nullification of the
-----------
rights, customs and established practices under applicable banking laws and regulations as they affect any of the matters addressed in this ARTICLE VII.
                                                                ------------

                                  ARTICLE VIII
                                  ------------

                     GENERAL COVENANTS AND INDEMNIFICATION
                     -------------------------------------

          8.1  CONFIDENTIALITY OBLIGATIONS OF BUYER.  From and after the date
               -------------------------------------
hereof, BUYER and its affiliates and parent company shall treat all information received from SELLER concerning the business, assets, operations and financial condition of SELLER and its affiliates and its and their customers (including, without limitation, the Offices), as confidential, unless and to the extent that BUYER can demonstrate that such information was already known to BUYER and its affiliates, if any, or in the public domain, and BUYER shall not use any such information (so required to be treated as confidential) for any purpose except in furtherance of the transactions contemplated hereby. Upon the termination of this Agreement, BUYER shall, and shall cause its affiliates, if any, to, promptly return all documents and work papers containing, and all copies of, any such information (so required to be treated as confidential) received from or on behalf of SELLER in connection with the transactions contemplated hereby. The covenants of BUYER contained in this SECTION 8.1 are of the essence and shall
                                     -----------
survive any termination of this Agreement, but shall terminate at the Closing, if it occurs, with respect to any information that is limited solely to the activities and transactions of the Offices; provided, however, that neither BUYER nor any of its affiliates shall be deemed to have violated the covenants set forth in this SECTION 8.1 if BUYER shall in good faith disclose any of
                  -----------
such confidential information in compliance with any legal process, order or decree issued by any court or agency of government of competent jurisdiction.
It is expressly acknowledged by SELLER that all information provided to BUYER related to the Acquisition may be provided to BUYER's affiliates as necessary for the purpose of consummating the Acquisition. The covenants and obligations of BUYER hereunder shall survive the Closing and any earlier termination of this Agreement.

          8.2  CONFIDENTIALITY OBLIGATIONS OF SELLER.  From and after the date
               --------------------------------------
hereof, SELLER, its affiliates and its parent corporation shall treat all information received from BUYER concerning BUYER's business, assets, operations and financial condition as confidential, unless and to the extent SELLER can demonstrate that such information was already known to SELLER or its affiliates or in the public domain, and SELLER shall not use any such information (so required to be treated as confidential) for any purpose except in furtherance of the transactions contemplated hereby. Upon the termination of this Agreement, SELLER shall promptly return all documents and work papers containing, and all copies of, any such information (so required to be treated as confidential) received from or on behalf of BUYER in connection with the transactions contemplated hereby. The covenants of SELLER contained in this SECTION 8.2 are
                                                                -----------
of the essence and shall survive any termination of this Agreement; provided, however, that neither SELLER nor any of its affiliates shall be deemed to have violated the covenants set forth in this SECTION 8.2 if SELLER shall in good
                                         -----------
faith disclose any of such confidential information in compliance with any legal process, order or decree issued by any court or agency of government of competent jurisdiction. It is expressly acknowledged by BUYER that all information provided to SELLER related to the Acquisition may be provided to Blackhawk Bancorp, Inc. and SELLER's affiliates for the purpose of consummating the Acquisition. The covenants and obligations of SELLER hereunder shall survive the Closing and any earlier termination of this Agreement.

          8.3  INDEMNIFICATION BY SELLER.  From and after the Closing Date,
               -------------------------
SELLER shall indemnify, hold harmless, and defend BUYER from and against: (a) any claim, loss, damage, costs, or expenses, including reasonable attorneys' fees and expenses of litigation, which BUYER may incur or suffer by reason of the inaccuracy of any representation or warranty made by SELLER or the breach of any of the agreements or covenants of SELLER contained herein or in accordance with the provisions hereof; and (b) any loss, damage, cost or expense (including reasonable attorneys' fees and expenses of litigation), which is incurred or suffered by BUYER and which is based upon or pertains to the operation of the Offices, the Deposit Liabilities, the safe deposit business conducted at the Offices or the Assets prior to the Closing Date (excluding any liability or obligation of any nature pertaining to the transaction contemplated hereby).
The obligations of SELLER under this SECTION 8.3 shall be contingent upon
                                     -----------
BUYER giving SELLER written notice (i) of receipt by BUYER of any process and/or pleadings in or relating to any actions, suits or proceedings of the kinds described in this SECTION 8.3, including copies thereof, and (ii) of the
                  ----------
assertion of any claim or demand relating to the operation of the Offices and/or the Deposit Liabilities or Overdraft Loans prior to the Closing, including, to the extent known to BUYER, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto. All notices required by this Section shall be given within fifteen (15) days of the receipt by BUYER of any such process or pleadings or any oral or written notice of the assertion of any such claims or demands. The failure to give timely notice hereunder shall not relieve SELLER of its obligations pursuant to this
SECTION 8.3 unless SELLER is harmed by such failure to give timely notice.
-----------
SELLER shall have the right to take over BUYER's defense in any such actions, suits or proceedings through counsel selected by SELLER, to compromise and/or settle the same and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein; provided, however, that in effecting the settlement of any such demand, claim or lawsuit, SELLER shall act in good faith, shall consult with BUYER and shall enter into only such settlement as BUYER shall consent to, such consent not to be unreasonably withheld or delayed; provided further, that BUYER shall not be required to consent to any settlement that obligates it to make any monetary or other financial payments or which would have a material adverse effect on either of the Offices. The covenants and obligations of SELLER hereunder shall survive the Closing.

          8.4  INDEMNIFICATION BY BUYER.  From and after the Closing Date, BUYER
               -------------------------
shall indemnify, hold harmless, and defend SELLER from and against: (a) any claim, loss, damage, costs, or expenses, including reasonably attorneys' fees and expenses of litigation, which SELLER may incur or suffer by reason of the inaccuracy of any representation or warranty made by BUYER or the breach of any of the agreements or covenants of BUYER contained herein or in accordance with the provisions hereof; and (b) any loss, damage, cost, or expense, including reasonable attorneys' fees and expenses of litigation, which is based upon or pertains to the operation of the Offices, the Deposit Liabilities, the safe deposit business conducted at the Office or the Assets after the Closing Date (excluding any liability or obligation of any nature pertaining to the transaction contemplated hereby). The obligations of BUYER under this
SECTION 8.4 shall be contingent upon SELLER giving BUYER written notice
------------
(i) of the receipt by SELLER of any process and/or pleadings in or relating to any actions, suits or proceedings of the kinds described in this SECTION 8.4,
                                                                 -----------
including copies thereof, and (ii) of the assertion of any claim or demand relating to the Assets transferred to, and/or the Deposit Liabilities or Overdraft Loans and the other obligations and liabilities assumed by, BUYER on or after the Closing, including, to the extent known to SELLER, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto. All notices required by the preceding sentence shall be given within fifteen (15) days of the receipt by SELLER of any such process or pleadings or any oral or written notice of the assertion of any such claims or demands. The failure to give timely notice hereunder shall not relieve BUYER of its obligations pursuant to this SECTION 8.4 unless BUYER is harmed by such
                                 -----------
failure to give timely notice. BUYER shall have the right to take over SELLER's defense in any such actions, suits or proceedings through counsel selected by BUYER, to compromise and/or settle the same and to prosecute any available appeals or review of any adverse judgment or ruling that may be entered therein; provided, however, that in effecting the settlement of any such demand, claim or lawsuit, BUYER shall act in good faith, shall consult with SELLER and shall enter into only such settlement as SELLER shall consent to, such consent not to be unreasonably withheld or delayed; provided further, that SELLER shall not be obligated to consent to any settlement that obligates it to make any monetary or other financial payments. The covenants and obligations of BUYER hereunder shall survive the Closing.

          8.5  TERMINATION OF REPRESENTATIONS AND WARRANTIES.  The respective
               ---------------------------------------------
representations and warranties of SELLER and BUYER contained or referred to in this Agreement or in any Certificate, schedule or other instrument delivered or to be delivered pursuant to this Agreement shall terminate on the eighteenth month anniversary of the Closing Date, except for:

               (a) those representations and warranties contained in any general warranty deeds delivered by SELLER to BUYER at the Closing; and

               (b) those representations and warranties contained in any bill of sale relating to the Assets delivered by SELLER to BUYER at Closing.

Thereafter the representations and warranties shall be of no further force and effect including as a basis for a claim for indemnification under SECTIONS 8.3
                                                                   ------------
or 8.4 hereof.  The indemnification provisions provided by SECTIONS 8.3 and 8.4
   ---                                                     ------------     ---
of this Agreement shall be a party's sole remedy after the Closing for any breach of a representation or warranty listed in this SECTION 8.5.
                                                      -----------

          8.6  SOLICITATION OF CUSTOMERS BY BUYER PRIOR TO CLOSING.  At any time
               ----------------------------------------------------
prior to the Closing Date, BUYER will not, and will not permit any of its affiliates, if any, to conduct any marketing, media or customer solicitation campaign which is targeted to induce customers whose Deposit Account liabilities are to be assumed by BUYER pursuant to this Agreement to discontinue their account or business relationships with SELLER or its affiliates. Additionally, at any time prior to the Closing, BUYER shall not, with respect to its offices in the same market as the Offices, offer to pay on any transaction accounts or any new or renewal savings accounts or certificates of deposits, rates of interest greater than those offered or then being paid on similar accounts for like term and amount by other offices of BUYER located in the referenced market. Among other matters, it is the intent of this provision to prevent BUYER from paying or offering to pay a rate of interest on any deposit accounts in excess of that rate paid for like accounts at other offices of BUYER within the market of the Offices prior to execution of this Agreement.

          8.7  SOLICITATION OF CUSTOMERS BY SELLER AFTER THE CLOSING.  From the
               ------------------------------------------------------
date of this Agreement and for forty-two (42) months following the Closing Date, SELLER will not knowingly directly solicit deposit accounts from customers whose Deposit Liabilities are assumed by BUYER pursuant to this Agreement, except as may occur in connection with (i) advertising or solicitations directed to the public generally, (ii) solicitations outside the designated market area of the Offices or (iii) customers or borrowers with a banking or other relationship with SELLER or its affiliates at offices other than the Offices, or who have or maintain more than one place of business. The covenants and obligations of SELLER hereunder shall survive the Closing.

          8.8  FURTHER ASSURANCES.  From and after the date hereof, each party
               -------------------
hereto agrees to execute and deliver such instruments and to take such other actions as the other party hereto may reasonably request in order to carry out and implement this Agreement. Without limiting the foregoing, SELLER agrees to execute and deliver such deeds, bills of sale, acknowledgments and other instruments of conveyance and transfer as, in the reasonable judgment of BUYER, shall be necessary and appropriate to vest in BUYER the legal and equitable title to the Assets of SELLER being conveyed to BUYER hereunder. SELLER shall cooperate with BUYER in executing any necessary and proper documents and notices as may be appropriate in furtherance of the foregoing covenant and consistent with the terms of this Agreement; provided, however, that nothing contained herein shall relieve BUYER of its obligations as set forth herein. The covenants and obligations of the parties hereunder shall survive the Closing.

          8.9  OPERATION OF THE OFFICES.  Except as otherwise expressly provided
               -------------------------
in this Agreement, after the Closing Date, neither SELLER, its subsidiaries, affiliates or parent corporation shall be obligated to provide any managerial, financial, business or other services to the Offices, including, without limitation, any personnel, employee benefit, data processing, accounting, risk management or other services or assistance that may have been provided to the Offices prior to the close of business on the Closing Date, and BUYER shall take such action as may in its judgment appear to be necessary or advisable to provide for the ongoing operation and management of, and the provision of services and assistance to, the Offices after the Closing Date. Upon the Closing, BUYER shall change the legal name of the Offices and, except for any documents or materials in possession of the customers of the Offices (including, but not limited to, deposit tickets and checks), shall not use and shall cause the Offices to cease using any signs, stationery, advertising, documents or printed or written materials that refer to the Offices by any name that includes the words "Blackhawk State Bank" or the name of any affiliate of Blackhawk Bancorp, Inc. Preceding the Closing, SELLER shall cooperate with any reasonable requests of BUYER directed to obtaining specifications for the procurement of new signs of BUYER's choosing for installation by BUYER of new signs immediately following the close of business on the Closing Date; provided, however, that BUYER's receipt of all sign specifications shall be obtained by BUYER in a manner that does not significantly interfere with the normal business activities and operations of the Offices and shall be at the sole and exclusive expense of BUYER. As indicated in, and as limited by, SECTION 1.2(B), SELLER will
                                            --------------
retain its signs located at the Offices and shall remove such signs immediately following the close of business on the Closing Date. If removed by BUYER in conjunction with its installation of new signs, BUYER shall obtain SELLER's approval for such removal and shall insure that said signs are removed without damage to same. It is understood by the parties hereto that, with the exception of the signs, all mounting facilities for the signs shall be considered as Fixed Assets for purposes of this Agreement. The covenants of the parties hereunder shall survive the Closing.

          8.10 INFORMATION AFTER CLOSING.  For a period of seven (7) years
               --------------------------
following the Closing, upon written request of SELLER to BUYER or BUYER to SELLER, as the case may be, such requested party shall provide the requesting party with reasonable access to, or copies of, information and records relating to the Offices which are then in the possession or control of the requested party reasonably necessary to permit the requesting party or any of its subsidiaries or affiliates to comply with or contest any applicable legal, tax, banking, accounting or regulatory policies or requirements, or any legal or regulatory proceeding thereunder or requests related to customer relationships at the Offices prior to the Closing. In the event of any such requests, the requesting party shall reimburse the requested party for the reasonable costs of the requested party related to such request. The covenants and obligations of the parties hereunder shall survive the Closing.

          8.11 INDIVIDUAL RETIREMENT ACCOUNTS.  All Individual Retirement
               -------------------------------
Accounts related to the Offices that shall not have become IRAs by the close of business on the 30th day following the Closing shall not be assigned by SELLER to BUYER or assumed by BUYER. SELLER may thereafter, at its option, elect to retain such Individual Retirement Accounts, advise the account holders that it has withdrawn its resignation as custodian or transfer the amount in such Individual Retirement Accounts to the account holders.

          8.12 COVENANT NOT TO COMPETE; COVENANT NOT TO SELL LOANS.  From and
               ----------------------------------------------------
after the Closing and for a period of forty-two (42) months following the Closing Date, SELLER shall not, and shall not enter into any agreement to, acquire, lease, purchase, own, operate or use any building, office or other facility or premises located within a fifteen (15) mile radius of any Office for the purpose of operating a full service branch or making loans, accepting deposits or cashing checks; provided, however, that the foregoing prohibition shall not apply to (i) performance by SELLER or any current or future affiliate or successor of SELLER of any of the foregoing activities utilizing ATMs, CBCTs, cash dispensing machines, courier services, terminals or similar devices, or through continued operation of existing offices, or (ii) performance by SELLER or any current or future affiliated or successor of SELLER of any of the foregoing activities as a result of a merger or other combination with, or acquisition of or by, SELLER, its parent corporation, or any affiliate or successor of SELLER of the foregoing activities as a result of a merger or other combination with, or acquisition of or by, SELLER, its parent corporation, or any affiliate thereof with any third party following the Closing Date. SELLER further agrees that for a period of three (3) years from the Closing Date, it will not sell any of the loans attributable to the Offices to another financial institution. The covenants and obligations of SELLER hereunder shall survive the Closing.

          8.13 NON-SOLICITATION OF EMPLOYEES.  BUYER agrees that for a period of
               ------------------------------
two (2) years from the date of this Agreement, or for a period of two (2) years from such date as this Agreement may be terminated pursuant to ARTICLE IX
                                                               ----------
hereof, neither BUYER nor any of its subsidiaries or affiliates will directly or indirectly solicit for employment or employ any persons who are employees of Blackhawk Bancorp, Inc., SELLER or their subsidiaries or affiliates on the date hereof and with whom BUYER has had contact or who became known to BUYER solely in conjunction with any phase of the transactions contemplated hereby, whether prior to execution of this Agreement or subsequent thereto. As used solely in this SECTION 8.13, the term "solicit" shall not be deemed to include general
     ------------
advertisements or general solicitations that are not targeted or directed specifically to individuals who are employees of SELLER or its subsidiaries or affiliates. Nothing in this SECTION 8.13 shall prohibit BUYER or BUYER's
                             ------------
affiliates or subsidiaries from hiring a person covered by this SECTION 8.13 who
                                                                ------------
contacts BUYER on their own initiative (and not in response to solicitation by BUYER in violation of this Section) or a person covered by this SECTION 8.13 who
                                                                ------------
is no longer in the employ of Blackhawk Bancorp, Inc., SELLER or its subsidiaries or affiliates at the time of such solicitation.

          The obligations and covenants of BUYER hereunder shall survive the Closing or any earlier termination of this Agreement pursuant to ARTICLE IX
                                                                 ----------
hereof.

                                   ARTICLE IX
                                   ----------

                                  TERMINATION
                                  -----------

          9.1  TERMINATION WITHOUT LIABILITY.  This Agreement may be terminated
               ------------------------------
and the transactions contemplated hereby may be abandoned by mutual consent of the parties authorized by a vote of a majority of the Board of Directors (or by the vote of the Executive Committee of such Board, if so empowered) of each of SELLER and BUYER, or by BUYER or SELLER as provided in SECTION 7.4 hereof, or by
                                                       -----------
BUYER as provided in SECTION 2.1(B) or SECTION 2.1(C)
                     -----------       --------------
hereof.

          9.2  TERMINATION BY SELLER.  This Agreement may be terminated and the
               ----------------------
transactions contemplated hereby abandoned by a vote of a majority of the Board of Directors (or by the vote of the Executive Committee of such Board, if so empowered) of SELLER:

               (a) in the event of a material breach by BUYER of this Agreement and BUYER does not cure such material breach within thirty (30) days after written notice of such material breach is given to BUYER by SELLER; or

               (b)  in the event any of the conditions precedent specified in
SECTION 5.1 of this Agreement has not been satisfied as of the date required by
-----------
this Agreement and, if not so satisfied, has not been waived by SELLER; or

               (c) in the event any regulatory approval for the consummation of the Acquisition is denied by the applicable regulatory authority or in the event that at any time prior to the Closing Date it shall become reasonably certain to SELLER, based upon the advice of counsel, that a regulatory approval required for consummation of the Acquisition will not be obtained by the Termination Date (as defined below); or

               (d) on or after a date which is one hundred eighty (180) calendar days following the date of this Agreement (the "TERMINATION DATE"), if the Closing has not then occurred unless the failure to consummate the Acquisition by such date is due to a breach of this Agreement by SELLER; or

               (e) in the event that BUYER enters into an agreement or agreements, or intends to enter into an agreement or agreements, providing for the merger, acquisition or sale of all or substantially all of assets of BUYER or its parent company such as would require prior regulatory approval under the Change in Bank Control Act, as amended, or the Bank Holding Company Act of 1956, as amended, or similar law or regulation which, in the reasonable opinion of SELLER, will prevent or materially delay the consummation of the transactions contemplated by this Agreement; or

               (f) in the event that there is a material adverse change in the financial condition or results of operations of BUYER which, in the reasonable opinion of SELLER, will prevent or materially delay the consummation of the transactions contemplated by this Agreement; or

               (g) in the event that there is pending or threatened litigation or claims with respect to the transactions contemplated by this Agreement which, in the reasonable opinion of SELLER, based upon the advice of counsel, may present a bona fide claim to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement or might result in rescission in connection with such transactions.

          9.3  TERMINATION BY BUYER.  This Agreement may be terminated and the
               ---------------------
transactions contemplated hereby abandoned by a vote of a majority of the Board of Directors (or by the vote of the Executive Committee of such Board, if so empowered) of BUYER:

               (a) in the event of a material breach by SELLER of this Agreement and SELLER does not cure such material breach within thirty (30) days after written notice of such material breach is given to SELLER by BUYER; or

               (b)  in the event any of the conditions precedent specified in
SECTION 5.2 of this Agreement has not been satisfied as of the date required by
-----------
this Agreement and, if not so satisfied, has not been waived by BUYER; or

               (c) in the event any regulatory approval required for consummation of the Acquisition is denied by the applicable regulatory authority or in the event that at any time prior to the Closing Date it shall become reasonably certain to BUYER, based upon the advice of counsel, that a regulatory approval required for consummation of the Acquisition will not be obtained; or

               (d) on or after the Termination Date, if the Closing has not then occurred unless the failure to consummate the Acquisition by such date is due to a breach of this Agreement by BUYER; or

               (e) in the event that there is a material adverse change in the financial condition or results of operations of the Offices which, in the reasonable opinion of BUYER, will prevent or materially delay the consummation of the transactions contemplated by this Agreement; or

               (f) in the event that there is pending or threatened litigation or claims with respect to the transactions contemplated by this Agreement which, in the reasonable opinion of BUYER, based upon the advice of counsel, may present a bona fide claim to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement or might result in rescission in connection with such transactions.

          9.4  EFFECT OF TERMINATION.  The termination of this Agreement
               ----------------------
pursuant to SECTION 9.2 OR 9.3 shall not release any party hereto from any
            ------------------
liability or obligation to the other party hereto arising from (i) a willful breach of any provision of this Agreement occurring prior to the termination hereof or (ii) the failure of timely satisfaction of conditions precedent to the obligations of a party to the extent that such failure of timely satisfaction is attributable to the actions or inactions of such party.

                                   ARTICLE X
                                   ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          10.1 EXPENSES.  Except as and to the extent specifically allocated
               --------
otherwise herein, each of the parties hereto shall bear its own expenses, whether or not the transactions contemplated hereby are consummated.

          10.2 CERTIFICATES.  All statements contained in any certificate
               ------------
("CERTIFICATE") delivered by or on behalf of SELLER or BUYER pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of the party delivering the Certificate hereunder. Each such Certificate shall be executed on behalf of the party delivering the Certificate by duly authorized officers of such party.

          10.3 WAIVERS.  Each party hereto, by written instrument signed by duly
               --------
authorized officers of such party, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive, but only as affects the party signing such instrument:

               (a) any inaccuracies in the representations or warranties of the other party contained or referred to in this Agreement or in any document delivered pursuant hereto;

               (b) compliance with any of the covenants or agreements of the other party contained in this Agreement;

               (c) the performance (including performance to the satisfaction of a party or its counsel) by the other party of such of its obligations set out herein; and

               (d) satisfaction of any condition to the obligations of the waiving party pursuant to this Agreement.

          10.4 NOTICES.  All notices, requests, demands and other
               --------
communications to be given to any party hereunder shall be in writing and shall be deemed to have been duly given when either: (i) personally delivered; (ii) five (5) days after deposited in the United States mail, certified or registered, return receipt requested, postage prepaid; (iii) sent by way of a nationally recognized overnight courier service, including without limitation Federal Express; or (iv) upon actual receipt by the specific persons identified below upon transmittal by facsimile addressed to the parties at the below addresses (or at such other addresses as shall be given in like manner by any party to the others):

               If to SELLER:

               Blackhawk State Bank
               400 Broad Street
               Beloit, Wisconsin  53511
               Attention:  Todd J. James
               Telephone:  608-364-8911
               Telecopy: 608-363-6186
               email:  tjames@blackhawkbank.com

               With a copy to:

               Quarles & Brady LLP
               411 East Wisconsin Avenue, Suite 2040
               Milwaukee, Wisconsin 53202
               Attention:  James D. Friedman
               Telephone:  414-277-5735
               Telecopy:    414-271-3552
               email:  jdf@quarles.com

               If to BUYER:

               The First National Bank and Trust Company of Rochelle 340 May Mart Drive
               Rochelle, Illinois 61068-1681
               Attention: Marlin M. Cluts
               Telephone: 815-562-5571
               Telecopy:   815-562-9335
               email:  mmcfnb@fnbrochelle.com

               With a copy to:

               Hinshaw & Culbertson LLP
               222 North La Salle Street, Suite 300
               Chicago, Illinois 60601
               Attention:  Timothy M. Sullivan
               Telephone: 312-704-3852
               Telecopy:  312-704-3001
               email:  tsullivan@hinshawlaw.com

or such other person or address as any such party may designate by written notice to the other party.

          10.5 PARTIES IN INTEREST; ASSIGNMENT; AMENDMENT.  The rights and
               -------------------------------------------
obligations of each individual banking association which is a party hereto shall be exclusively and individually binding upon, and shall inure exclusively and individually to the benefit of, that banking association and its respective permitted successors and assigns. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors, legal representatives and assigns, and no person who is not a party hereto (or a permitted successor or assignee of such party) shall have any rights or benefits under this Agreement, either as a third party beneficiary or otherwise. This Agreement cannot be assigned by BUYER or SELLER by action of law or otherwise, and this Agreement cannot be amended or modified, except by a written agreement executed by the parties hereto or their respective permitted successors and assigns.

          10.6 HEADINGS.  The headings and table of contents used in this
               ---------
Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          10.7 TERMINOLOGY.  The specific terms of art that are defined in
               ------------
various provisions of this Agreement shall apply throughout this Agreement (including, without limitation, each Schedule hereto), unless expressly indicated otherwise. In addition, the following terms and phrases shall have the meanings set forth for purposes of this Agreement (including each Schedule hereto):

               (a) The term "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person.

               (b) The term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which either SELLER or BUYER is closed in accordance with applicable law or regulation. Any action, notice or right which is to be taken or given or which is to be exercised or lapse on or by a given date which is not a business day may be taken, given or exercised and shall not lapse until the next business day following.

               (c) The terms "INCLUDE," "INCLUDES" and "INCLUDING" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

               (d) The term "PERMITTED EXCEPTIONS" shall mean, with respect to the Owned Real Estate, (i) the standard survey exceptions appearing as a "Schedule B" item in a standard ALTA owners title insurance policy; (ii) statutory liens for current taxes or assessments not yet due, or if due not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings; (iii) such other liens, imperfections in title, charges, easements, restrictions and encumbrances (but in all cases of Owned Real Estate excluding those which secure borrowed money) which, individually and in the aggregate, do not materially detract from the value of, or materially interfere with the present use of, any property subject thereto or affected thereby; and (iv) such other exceptions as are not objected to by BUYER or accepted by BUYER pursuant to SECTION 2.1(B) of this Agreement.
                              --------------

               (e) The term "PERSON" shall mean any individual, corporation partnership, limited liability company, association, trust or other entity, whether business, personal or otherwise.

               (f) The term "SUBSIDIARY" shall mean a corporation, partnership, limited liability company, joint venture or other business organization more than 50% of the voting securities or interests in which are beneficially owned or controlled by the indicated parent of such entity.

               (g) Unless expressly indicated otherwise in a particular context, the terms "HEREIN," "HEREUNDER," "HERETO," "HEREOF" and similar references refer to this Agreement in its entirety and not to specific articles, sections, schedules or subsections of this Agreement. Unless expressly indicated otherwise in a particular context, references in this Agreement to enumerated articles, sections and subsections refer to designated portions of this Agreement (but do not refer to portions of any Schedule unless such Schedule is specifically referenced) and do not refer to any other document.

               (h) The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation, construction and enforcement of this Agreement or any amendment, schedule or exhibit hereto.

               (i) The following words, phrases and abbreviations shall have the meanings indicated in the Sections listed below:

DEFINED TERM               SECTION       DEFINED TERM               SECTION
------------               -------       ------------               -------

Accounts                   7.2(b)        Leave Employees            4.2(d)

Acquisition                1.1           Office                     1.1

Acquisition Consideration  1.4(a)(iii)   Offices                    1.1

Affiliate                  10.7(a)       Overdraft Loans            1.2(h)

Asbestos Assessment        7.4           Overdrafts                 1.2(h)

Assets                     1.1           Owned Real Estate          1.2(a)

Assumed Contracts          1.2(g)        Paper Items                7.2(g)

ATM                        1.2(b)        Permitted Exceptions       10.7(d)

Business Day               10.7(b)       Person                     10.7(e)

CERCLA                     3.1(l)        Phase I Reports            7.4

Certificate                10.2          Phase II Election Notice   7.4
                                         Period

Closing                    6.1           Phase II Report            7.4

Closing Date               6.1           Plan                       Schedule K

COBRA                      3.1(t)        Purchase Agreement         Schedule I

Core Deposits              1.4(a)(iii)   Subsidiary                 10.7(f)

Deposit Accounts           1.3(b)        Terminated Employee        4.1(a)

Deposit Liabilities        1.3(b)        Termination Date           9.2(d)

Fixed Assets               1.2(b)        Title Commitments          2.1(b)

FRB                        7.2(g)        Transferred Employees      4.1(a)

IRA's                      1.3(b)

          10.8 SEVERABILITY.  If any provision of this Agreement, or the
               ------------
application thereof to any person or circumstance, shall be construed for any reason and to any extent to be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby but shall be enforced to the greatest extent permitted by law.

          10.9 FLEXIBLE STRUCTURE.  References in this Agreement to federal
               -------------------
or state laws or regulations, jurisdictions or chartering or regulatory authorities shall be interpreted broadly to allow maximum flexibility in consummating the transactions contemplated hereby in light of changing business, economic and regulatory conditions. Without limiting the foregoing, in the event SELLER and BUYER agree in writing to alter the legal structure of the Acquisition contemplated by this Agreement, references in this Agreement to such laws, regulations, jurisdictions and authorities shall be deemed to be altered to reflect the laws, regulations, jurisdictions and authorities that are applicable in light of such change.

          10.10 PRESS RELEASES.  SELLER or BUYER, as the case may be, shall
                ---------------
approve, in writing prior to issuance, the form and substance of any press release or other public disclosure relating to any matters relating to this Agreement issued by the other. Nothing contained herein shall restrict or prohibit BUYER or SELLER from issuance of press releases or public disclosures which, based on the advice of counsel, are required by applicable law or regulation and limited to information necessary for compliance with same.

          10.11 ENTIRE AGREEMENT.  This Agreement supersedes any and all
                -----------------
oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof. All schedules, exhibits and appendices to this Agreement are incorporated into this Agreement by reference and made a part hereof.

          10.12 GOVERNING LAW.  This Agreement shall be governed by, and
                --------------
construed in accordance with, the laws of the State of Illinois and the laws of the United States, as well as regulations issued by relevant agencies thereof.

          10.13 COUNTERPARTS.  This Agreement may be executed in several
                -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.14 TAX MATTERS.  BUYER and SELLER agree that they will file
                ------------
applicable tax returns and other related schedules and documents related to their respective interests based on the allocations in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

                                          BLACKHAWK STATE BANK

                                          By: /s/R. Richard Bastian III
                                              --------------------------------

                                          Name: R. Richard Bastian III
                                                ------------------------------

                                          Its: President
                                               -------------------------------

                                          THE FIRST NATIONAL BANK AND TRUST
                                          COMPANY OF ROCHELLE

                                          By: /s/Marlin M. Cluts
                                              --------------------------------

                                          Name: Marlin M. Cluts
                                                ------------------------------

                                          Its: CEO
                                               -------------------------------

                                   SCHEDULES
                                       TO
                    OFFICE PURCHASE AND ASSUMPTION AGREEMENT

Schedule A     Description of Owned Real Estate

Schedule B     Furniture, Fixtures and Equipment

Schedule C     Prepaid Expenses

Schedule D     Assumed Contracts

Schedule E     List of Leases, Safekeeping Items and Agreements

Schedule F     Deposit Accounts

Schedule G     Form of Certification of BUYER

Schedule H     Form of Certification of SELLER

Schedule I     Form of Assignment of Agreements

Schedule J     Form of Instrument of Assumption

Schedule K     Form of Assignment, Transfer and Appointment of Successor
               Custodian for IRAs

Schedule L     Bill of Sale

Schedule M     Form of Preliminary Closing Statement

Schedule N     Form of Final Settlement Statement

Schedule O     Listing of Employees of Offices

Schedule P     Other Liabilities

Schedule Q     Excluded Deposits

Schedule R     Overdraft Loans